Filed Pursuant to Rule 424(b)(4)
Registration No. 333-227952

PROSPECTUS SUPPLEMENT #4

(To Prospectus dated November 5, 2018)

VERRA MOBILITY CORPORATION

15,000,000 Shares

Class A Common Stock

The selling stockholder identified in this prospectus supplement is offering 15,000,000 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). We are not selling any shares in this offering and will not receive any of the proceeds. We will bear all of the offering expenses other than the underwriting discounts and commissions.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” On November 13, 2019, the last reported sale price of our Class A Common Stock was $14.70 per share.

We are an “emerging growth company” as defined under federal laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Class A Common Stock.

	Per Share	Total
Public offering price	$14.25	$213,750,000
Underwriting discounts and commissions(1)	$ 0.15	$ 2,250,000
Proceeds, before expenses, to the selling stockholder	$14.10	$211,500,000

(1) See “Underwriting” for additional information regarding underwriting compensation.

The selling stockholder has granted the underwriter an option for a period of 30 days to purchase up to an additional 2,250,000 shares of our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Class A Common Stock against payment in New York, New York, on or about November 18, 2019.

Morgan Stanley

The date of this prospectus is November 13, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 5, 2018. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholder may offer and sell, from time to time, shares of our Class A Common Stock in one or more offerings.

The accompanying prospectus provides you with a general description of our Class A Common Stock. This prospectus supplement contains specific information about the terms of this offering of shares of Class A Common Stock by the selling stockholder named in this prospectus supplement. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investments, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our shares of Class A Common Stock by you under applicable investment or similar laws.

None of us, the selling stockholder, or the underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Class A Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.

No offer of the Class A Common Stock will be made in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” are to Verra Mobility Corporation and its subsidiaries. The term “you” refers to a prospective investor.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. Statements that constitute forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Investors are cautioned not to place undue reliance on any such forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by those forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to launch new products or services or to profitably expand into new markets;

•	decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•	the inability to successfully implement our acquisition strategy; and

•

other risks and uncertainties identified, discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, including under the section entitled “Risk Factors,” and described in our other reports filed with the SEC.

All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

S-ii

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein belongs to its holder. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein may appear without the ® or TM symbols. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

EXPLANATORY NOTE ON BUSINESS COMBINATION

Verra Mobility Corporation, formerly known as Gores Holdings II, Inc. (“Gores”) was originally incorporated in Delaware on August 15, 2016 as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On January 19, 2017, Gores consummated its initial public offering (the “IPO”), following which its shares began trading on Nasdaq.

On June 21, 2018, Gores, AM Merger Sub I, Inc., a direct, wholly-owned subsidiary of Gores (“First Merger Sub”), AM Merger Sub II, LLC, a direct, wholly-owned subsidiary of Gores (“Second Merger Sub”), Greenlight Holding II Corporation (“Greenlight”), and PE Greenlight Holdings, LLC entered into an Agreement and Plan of Merger as amended on August 23, 2018 by that certain Amendment No. 1 to Agreement and Plan of Merger (as amended, the “Merger Agreement”), which provided for, among other things, (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

In connection with the closing of the Business Combination on October 17, 2018, Gores changed its name from Gores Holdings II, Inc. to Verra Mobility Corporation, changed its trading symbols on Nasdaq from “GSHT,” and “GSHTW,” to “VRRM” and “VRRMW,” and Second Merger Sub changed its name from AM Merger Sub II, LLC to Verra Mobility Holdings, LLC. As a result of the Business Combination, Verra Mobility Corporation became the owner, directly or indirectly, of all of the equity interests of Verra Mobility Holdings, LLC and its subsidiaries.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

We are a leading provider of smart mobility technology solutions and services throughout the United States, Canada and Europe. We provide integrated technology solutions and services, which include toll and violations management, title and registration, automated safety solutions, and other data-driven solutions to our customers, which include rental car companies, fleet management companies, other large fleet owners, municipalities, school districts and violation-issuing authorities. Our solutions simplify the smart mobility ecosystem by utilizing what we believe are industry-leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations and safety solutions for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

Executive Offices

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443-7000. Our website address is www.verramobility.com. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

Class A Common Stock offered by the selling stockholder	15,000,000 shares (or 17,250,000 shares if the underwriter exercises in full its option to purchase additional shares from the selling stockholder)

Class A Common Stock to be outstanding after this offering	159,150,055 shares

Option to purchase additional shares of Class A Common Stock	The selling stockholder has granted the underwriter an option for a period of 30 days to purchase up to 2,250,000 additional shares of Class A Common Stock.

Use of proceeds	The selling stockholder will receive all of the proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page S-4 of this prospectus supplement and “Selling Stockholder” beginning on page S-5 of this prospectus supplement.

Risk factors	Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Common Stock.

Nasdaq Capital Market symbol	“VRRM”

The number of shares of Class A Common Stock to be outstanding before and after this offering is based on 159,150,055 shares of our Class A Common Stock outstanding as of November 8, 2019, which excludes:

•

13,333,301 shares of Class A Common Stock issuable upon the exercise of 13,333,301 warrants to acquire one share per warrant at an exercise price of $11.50 per share, which were issued in the IPO (the “Public Warrants”);

•

6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants to acquire one share per warrant at an exercise price of $11.50 per share, which were issued to our Sponsor concurrently with the IPO (the “Private Warrants”); and

•	10,270,587 shares of Class A Common Stock reserved for issuance under the Verra Mobility Corporation 2018 Equity Incentive Plan.

RISK FACTORS

An investment in our Class A Common Stock involves risks and uncertainties. Before deciding whether to purchase shares of our Class A Common Stock, you should carefully consider the risks and uncertainties discussed under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2018 (as amended, our “2018 Annual Report”), our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as the other information included in this prospectus supplement and accompanying prospectus. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Class A Common Stock to decline, which could cause you to lose all or part of your investment.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares of Class A Common Stock offered hereby. We will not receive any proceeds from this offering.

Pursuant to a Registration Rights Agreement with the selling stockholder and certain other stockholders, dated October 17, 2018 (the “Registration Rights Agreement”), we will bear all out-of-pocket costs, fees and expenses in connection with the selling stockholder’s resale of the shares of Class A Common Stock to be sold pursuant to this prospectus supplement, except for any underwriting discounts and commissions and brokerage fees. We will expense these costs as incurred.

For more information on the Registration Rights Agreement, see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our 2018 Annual Report and the section entitled “Description of Capital Stock – Registration Rights” in the accompanying prospectus.

SELLING STOCKHOLDER

The following table sets forth (i) the selling stockholder, (ii) the number of shares of Class A Common Stock that the selling stockholder beneficially owned as of November 8, 2019, (iii) the number of shares of Class A Common Stock proposed to be sold in this offering by the selling stockholder, and (iv) the number of shares of our Class A Common Stock that will be beneficially owned by the selling stockholder following this offering, assuming that the 15,000,000 shares offered hereunder are sold as contemplated herein, with and without exercise of the underwriter’s option to purchase 2,250,000 additional shares.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of November 8, 2019. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Under these rules, for purposes of calculating the percentage ownership of the selling stockholder, the shares of Class A Common Stock subject to options, warrants (including the Public Warrants and Private Placement Warrants) and other derivative securities owned by the selling stockholder and exercisable or convertible within 60 days of November 8, 2019 are considered outstanding for the purpose of computing the percentage ownership of the selling stockholder. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

We are party to an Investor Rights Agreement dated October 17, 2018 with the selling stockholder. Pursuant to the terms of the Investor Rights Agreement, the selling stockholder has the right to nominate up to three directors to our board of directors. The selling stockholder’s right to nominate directors to our board of directors is subject to its ownership percentage of the total outstanding shares of Class A Common Stock. If the selling stockholder holds: (i) 25% or greater of the outstanding Class A Common Stock, it has the right to nominate three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Common Stock, it has the right to nominate two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Common Stock, it has the right to nominate one director; and (iv) less than 5% of the outstanding Class A Common Stock, it has no right to nominate any directors.

After giving effect to this offering, the selling stockholder will continue to have the right to designate for nomination two directors to our board of directors, assuming no exercise of the underwriter’s option to purchase additional shares, though the three directors previously designated by the selling stockholder in accordance with the terms of the Investor Rights Agreement, Jacob Kotzubei, Bryan Kelln and David Roberts, will continue to serve on our board of directors through the 2020 annual meeting of stockholders. For more information on the Investor Rights Agreement and a discussion of material relationships between us and the selling stockholder within the past three years, please see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our 2018 Annual Report.

Except as indicated by footnote to the table below, the selling stockholder named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by it.

Our calculation of the percentage of beneficial ownership is based on 159,150,055 shares of Class A Common Stock outstanding as of November 8, 2019.

	Beneficial Ownership Before the Offering		Shares To Be Sold in the Offering	Beneficial Ownership After the Offering Assuming No Exercise of Underwriter’s Option		Beneficial Ownership After the Offering Assuming Full Exercise of Underwriter’s Option
Name of Selling Holder	Shares	Percent		Shares	Percent	Shares	Percent
PE Greenlight Holdings, LLC(1)	38,989,744	24.59%	15,000,000	23,989,744	15.07%	21,739,744	13.66%

(1)

Does not include up to 7,500,000 Earn-Out Shares that PE Greenlight Holdings, LLC may receive pursuant to the Merger Agreement. The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein. Mr. Gores is the brother of Alec Gores, the Company’s former chairman.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated November 13, 2019, the underwriter named below has agreed to purchase from the selling stockholder the number of shares of Class A Common Stock indicated below:

Underwriter	Number of Shares of Class A Common Stock
Morgan Stanley & Co. LLC	15,000,000

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of Class A Common Stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of Class A Common Stock offered by this prospectus supplement if any of these shares are purchased.

The underwriter is purchasing the shares of Class A Common Stock from the selling stockholder at a price of $14.10 per share. The underwriter initially proposes to offer the shares of Class A Common Stock to the public at the offering price listed on the cover of this prospectus supplement. After the initial offering of the shares of Class A Common Stock, the applicable offering price and other selling terms may from time to time be varied by the underwriter. The difference between the price at which the underwriter purchases shares of Class A Common Stock and the price at which the underwriter resell such shares of Class A Common Stock may be deemed underwriting compensation.

We estimate the total expenses of this offering, payable by us, excluding the underwriting discounts and commissions payable by the selling stockholder, will be approximately $400,000, which includes an amount not to exceed $20,000 that we have agreed to reimburse the underwriter for certain expenses incurred by them in connection with this offering.

We and the selling stockholder have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

We, our officers and directors and the selling stockholder have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A Common Stock, subject to certain customary exceptions. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In order to facilitate the offering of the shares of Class A Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of Class A Common Stock, which involves making bids for, purchasing and selling shares of Class A Common Stock in the open market to stabilize the price of the shares of Class A Common Stock. These stabilizing transactions may include making short sales of shares of Class A Common Stock, which involves the sale by the underwriter of a greater number of shares of Class A Common Stock than it is required to purchase in this offering, and purchasing shares of Class A Common Stock on the open market to cover positions created by short sales.

These activities may have the effect of raising or maintaining the market price of Class A Common Stock or preventing or retarding a decline in the market price of Class A Common Stock, and, as a result, the price of Class A Common Stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering.

The underwriter or its affiliates have provided investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services. In addition, the selling stockholder may be deemed an underwriter in connection with this offering.

Selling Restrictions

Notice to Prospective Investors in Canada

Shares of our Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying short form base shelf prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying short form base shelf prospectus are not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this prospectus supplement in Australia:

•	you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under section 708(12) of the Corporations Act; or

•

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance; and

•

you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of that common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations, and the shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the Swiss Code of Obligations and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Notice to Prospective Investors in Qatar

The shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in the United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

LEGAL MATTERS

The validity of the Class A Common Stock covered by this prospectus supplement has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. The underwriter is being represented by Skadden, Arps, Slate, Meagher & Flom LLP, in connection with the offering.

EXPERTS

The consolidated financial statements of Verra Mobility Corporation appearing in Verra Mobility Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, information statements and other information regarding us. The SEC’s website address is www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 7, 2019, August 6, 2019 and November 5, 2019, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2019, May 20, 2019, June 10, 2019, and June 26, 2019;

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus supplement and before the completion of the offering contemplated hereby.

Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein or therein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website www.verramobility.com, or by writing or telephoning us at the following address. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

PROSPECTUS

VERRA MOBILITY CORPORATION

146,381,878 Shares of Class A Common Stock

6,666,666 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to: (i) 6,666,666 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering, at an exercise price of $11.50 per share of Class A Common Stock (the “Private Placement Warrants”), and (ii) 13,333,301 shares of our Class A Common Stock that are issuable upon exercise of 13,333,301 warrants issued in connection with our initial public offering that are exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

This prospectus also relates to the resale from time to time by the selling holders named in this prospectus (the “Selling Holders”) of up to 6,666,666 Private Placement Warrants and 146,381,878 shares of our Class A Common Stock. Such shares include all shares of Class A Common Stock held by the Selling Holders, including the Rollover Shares (as defined below), the Founder Shares (as defined below), and the Private Placement Shares (as defined below), or issuable to them as Earn-Out Shares (as defined below), as well as up to 6,666,666 shares of our Class A Common Stock issuable by us upon exercise of the Private Placement Warrants and up to 13,333,301 shares of our Class A Common Stock that are issuable upon exercise of the Public Warrants.

We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Holders or by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of such securities. The Selling Holders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the securities in the section entitled “Plan of Distribution.”

Our Class A Common Stock and Warrants are traded on the Nasdaq Capital Market under (“Nasdaq”) the symbols “VRRM” and “VRRMW,” respectively, though such securities may not continue to be listed, for instance, if there is not a sufficient number of round lot holders. On November 5, 2018, the last reported sales price of the Class A Common Stock was $9.89 per share, and the last reported sales price of the Public Warrants was $1.97 per warrant.

An investment in our securities involves risks. See the section of this prospectus entitled “Risk Factors ” beginning on page 4, and any updates to those risk factors or new risk factors contained in subsequent reports we file with the SEC that are incorporated by reference herein.

We are an “emerging growth company” as defined under the federal securities laws and, as such, we intend to comply with reduced disclosure and regulatory requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

The date of this prospectus is November 5, 2018.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Verra Mobility Corporation and our Class A Common Stock. We may use the shelf registration statement to sell up to an aggregate of 6,666,666 shares of our Class A Common Stock from time to time as described in the section entitled “Plan of Distribution.” The Selling Holders may use the shelf registration statement to sell up to an aggregate of 146,381,878 shares of our Class A Common Stock and 6,666,666 Private Placement Warrants from time to time as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of shares of Class A Common Stock or the Private Placement Warrants to be offered by the Selling Holders or by us pursuant to this prospectus, except with respect to amounts received by us due to the exercise of the Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. To the extent appropriate, we and the Selling Holders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “we,” “us” and “our” refer to Verra Mobility Corporation, a Delaware corporation, and its consolidated subsidiaries, references to the “Company” or “Gores II” refer to the historical operations of Gores Holdings II, Inc. prior to the completion of the Business Combination described below, and references to “Verra Mobility” refer to the historical operations of Verra Mobility Corporation, a Delaware corporation, and its consolidated subsidiaries, prior to the Business Combination described below. References in this prospectus to the “Business Combination” refer to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 21, 2018, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated August 23, 2018, which transactions were consummated on October 17, 2018.

We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

FREQUENTLY USED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Board” or “Board of Directors” means our board of directors.

“Business Combination” means the transactions contemplated by the Merger Agreement, including: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving entity (the “First Merger”); and (ii) immediately thereafter and as part of the same overall transaction, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity.

“Class A Common Stock” means the shares of our Class A Common Stock, par value $0.0001 per share.

“Class F Common Stock” means the shares of our Class F Common Stock, par value $0.0001 per share.

“Common Stock” means the shares of our common stock, par value $0.0001 per share, consisting of Class A Common Stock and Class F Common Stock.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earn-Out Shares” means up to 10,000,000 shares of Class A Common Stock issued or issuable to the Platinum Stockholder pursuant to Article III of the Merger Agreement.

“EPC” means Euro Parking Collection plc.

“First Merger Sub” means AM Merger Sub I, Inc., a Delaware corporation and our direct, wholly-owned subsidiary.

“Founder Shares” means the 6,521,739 shares of Class A Common Stock that were converted from shares of Class F Common Stock at the closing of the Business Combination, of which 4,144,577 shares are held by the Company’s Sponsor, 1,893,798 shares are held by Platinum Equity, 247,212 shares are held by Jacob Kotzubei, 115,108 shares are held by Louis Samson, 25,000 shares are held by each of Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, and 23,022 shares are held by each of Mary Ann Sigler and Mark Barnhill.

“Greenlight” means Greenlight Holding II Corporation, a Delaware corporation, and additionally, when such term is used in reference to rights, obligations or covenants under the Merger Agreement, Greenlight Holding II Corporation’s subsidiaries.

“Greenlight Stockholder” means a holder of a share of common stock, par value $0.01 per share, that was issued and outstanding immediately prior to the effective time of the First Merger.

“Gores Restricted Stock” means the 4,203,795 shares of Class A Common Stock acquired by Permitted Transferees (as defined in the Registration Rights Agreement) of the Company’s Sponsor at the closing of the Business Combination for an aggregate purchase price of $38,674,914.

“HTA” means Highway Toll Administration LLC.

“Incentive Plan” means the Verra Mobility Corporation 2018 Equity Incentive Plan.

“Initial Stockholders” means the Company’s Sponsor, Permitted Transferees of the Company’s Sponsor, and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors prior to the Business Combination.

“Investor Rights Agreement” means the Investor Rights Agreement dated October 17, 2018 by and between us the Platinum Stockholder.

“IPO” means the Company’s initial public offering, consummated on January 19, 2017, through the sale of approximately 40,000,000 public units (including 2,500,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“Leader,” “market leader,” “market leading position” and other similar statements included in this prospectus regarding us, our segments and our tech-enabled smart transportation solutions are based on our beliefs, in particular, with respect to our Commercial Services segment and its integrated management services, that there is no single competitor that provides a similarly broad suite of solutions, and, with respect to our Government Solutions segment and its automated safety solutions, based on our market share of the total number of installed camera systems, which we estimate as 46% in red light, 55% in speed and 48% in school bus. We base our beliefs regarding these matters, including our estimates of our market share for our Government Solutions segment, on our collective institutional knowledge and expertise regarding our industries and markets, which are based on, among other things, publicly available information, reports of government agencies, RFPs and the results of contract bids and awards, and published industry sources such as The International Bridge, Tunnel and Turnpike Association, a worldwide association for the owners and operators of toll facilities and the businesses that serve them, Automotive Fleet Magazine, and Technavio, a market research company, as well as our internal research, calculations and assumptions based on our analysis of such information and data. We believe these assertions to be reasonable and accurate as of the date of the registration statement of which this prospectus forms a part.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 21, 2018, by and among the Company, First Merger Sub, Second Merger Sub, Greenlight, and PE Greenlight Holdings, LLC, in its capacity as the Stockholder Representative thereunder, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated August 23, 2018, as it may be further amended from time to time.

“Platinum Equity” means Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles.

“Platinum Stockholder” means PE Greenlight Holdings, LLC, in its capacity as a Greenlight Stockholder.

“Private Placement” means the private placement of 43,478,261 shares of Class A Common Stock with a limited number of qualified institutional buyers and accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $400,000,000.

“Private Placement Investors” means Permitted Transferees of the Company’s Sponsor and certain other qualified institutional buyers and accredited investors.

“Private Placement Shares” means the 43,478,261 shares of Class A Common Stock subscribed for by the Private Placement Investors pursuant to the Subscription Agreements.

“Private Placement Warrants” means the warrants that were issued to the Company’s Sponsor on the IPO closing date, each of which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms.

“public shares” means shares of Class A Common Stock included in the units issued in the IPO.

“public stockholders” means holders of public shares, including the Initial Stockholders to the extent the Initial Stockholders hold public shares, provided, that the Initial Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Common Stock and one Public Warrant of the Company sold in the IPO.

“Public Warrants” means the warrants included in the units issued in the IPO, each of which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by us, the Company’s Sponsor, Mr. Randall Bort, Mr. William Patton, Mr. Jeffrey Rea and the Greenlight Stockholders.

“Restricted Gores Stockholders” means the Company’s Sponsor, applicable Permitted Transferees of the Company’s Sponsor, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Restricted Stockholders” means the Restricted Gores Stockholders and the Greenlight Stockholders.

“Restricted Securities” means any shares of Class A Common Stock, Private Placement Warrants, or any options or warrants to purchase any shares of Class A Common Stock, Private Placement Warrants, or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock or Private Placement Warrants, in each case held by the Restricted Stockholders; provided, that, the Restricted Securities do not include any shares of Class A Common Stock acquired pursuant to a subscription agreement entered into with the Company in connection with the Business Combination other than the Gores Restricted Stock.

“Rollover Credit Agreements” means, collectively: (i) the First Lien Term Loan Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, VM Consolidated, Inc. (f/k/a Verra Mobility Corporation, f/k/a ATS Consolidated, Inc.), a Delaware corporation, American Traffic Solutions, Inc., a Kansas corporation, and Lasercraft, Inc., a Georgia corporation, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent; and (ii) the Revolving Credit Agreement, dated as of March 1, 2018, among Greenlight Acquisition Corporation, a Delaware corporation, VM Consolidated, Inc. (f/k/a Verra Mobility Corporation, f/k/a ATS Consolidated, Inc.), a Delaware corporation, the other Borrowers (for this purpose only, as defined therein) party thereto from time to time, the lenders party thereto from time to time, and Bank of America, as the administrative agent and the collateral agent, in the case of each of the foregoing (i) and (ii), as amended or otherwise modified from time to time.

“Rollover Shares” means the 66,381,911 shares of Class A Common Stock issued to the Greenlight Stockholders for their ownership interests pursuant to the Merger Agreement.

“Second Merger Sub” means AM Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holders” means the persons listed in the table in the “Selling Holders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in Class A Common Stock or Private Placement Warrants other than through a public sale.

“Sponsor” means Gores Sponsor II LLC, a Delaware limited liability company.

“Stock Consideration” means the Class A Common Stock issued to the Greenlight Stockholders pursuant to the transactions contemplated by the Merger Agreement, including the Rollover Shares and any Earn-Out Shares.

v

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on June 21, 2018 and

August 21, 2018 between the Company and certain investors, including certain employees and affiliates of the Company’s Sponsor.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement entered into at the closing of the transactions contemplated by the Merger Agreement, including the Business Combination, by us, the Platinum Stockholder and the Stockholder Representative as it may be amended from time to time.

“The Gores Group” means The Gores Group LLC, an affiliate of the Company’s Sponsor.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for our products and services;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to launch new products or services or to profitably expand into new markets;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by other economic, business, or competitive factors;

•

the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Verra Mobility and Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	the inability maintain the listing of our securities on Nasdaq following the Business Combination; and

•	other risks and uncertainties described in this prospectus, including under the section entitled “Risk Factors,” and described in our other reports filed with the SEC.

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

We provide smart mobility technology solutions and services throughout the United States, Canada and Europe. Our integrated technology solutions and services include toll and violations management, title and registration, automated safety solutions, and other data driven solutions. Our customers include rental car companies (“RACs”), fleet management companies (“FMCs”), other large fleet owners, municipalities, school districts and violation issuing authorities. Our solutions simplify the smart mobility ecosystem by utilizing what we believe are industry leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations for hundreds of agencies and millions of end users annually while also making cities and roadways safer for everyone.

Based in Mesa, Arizona, we operate through two primary segments—Commercial Services and Government Solutions. Through our Commercial Services segment, we believe we are the market leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in the United States and Canada. In Europe, we work with violation issuing authorities and specialize in the identification, notification, and collection of unpaid traffic, parking, and public transportation related violations incurred by vehicles registered in a country other than that in which the violation occurred. Through our Government Solutions segment, we believe we are the market leading provider of automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement via road safety camera programs related to red light, speed, school bus, and city bus lanes.

On October 17, 2018, we completed the Business Combination, pursuant to which we acquired all of the stock of Greenlight and its subsidiaries, and the Greenlight Stockholders acquired a portion of our Class A Common Stock.

Executive Offices

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443- 7000. Our website is located at www.verramobility.com. The information contained on, or that may be accessed through, our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus.

THE OFFERING

Shares of Class A Common Stock issuable by us upon exercise of the Private Placement Warrants by transferees of such Private Placement Warrants that acquired such Private Placement Warrants following the effective date of the registration statement of which this prospectus forms a part

6,666,666 shares

Shares of Class A Common Stock offered by the Selling Holders (including 13,333,301 shares issuable upon exercise of the Public Warrants, 6,666,666 shares issuable upon exercise of the Private Placement Warrants, up to 10,000,000 shares issuable as Earn-Out Shares, 66,381,911 Rollover Shares, 6,521,739 Founder Shares, and 43,478,261 Private Placement Shares)

146,381,878 shares

Shares of Class A Common Stock outstanding prior to any exercise of Warrants (including up to 10,000,000 shares issuable as Earn-Out Shares)	126,381,911 shares

Warrants to Purchase Class A Common Stock offered by the Selling Holders	6,666,666 Private Placement Warrants each exercisable for one share of our Class A Common Stock

Exercise Price	$11.50 per share, subject to adjustment as described herein.

Exercise Period	The Private Placement Warrants will become exercisable 30 days following the closing of the Business Combination, and they will expire on the five-year anniversary thereof, or earlier upon redemption or liquidation.

Redemption of Warrants	Once the Private Placement Warrants become exercisable, we may redeem the outstanding Private Placement Warrants, in whole or in part, at a price of $0.01 per Private Placement Warrant, if:

•	we provide not less than 30 days’ prior written notice of redemption to each Private Placement Warrant holder;

•

the last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the date we send notice of the redemption to the Private Placement Warrant holders.

We may not redeem the Private Placement Warrants unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the Private Placement Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. The shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

If we call the Private Placement Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Private Placement Warrants to do so on a “cashless basis.”

We may not redeem the Private Placement Warrants so long as they are held by the Sponsor or its permitted transferees.

Lock-up Agreements	The Initial Stockholders, subject to certain exceptions, may not transfer (i) Founder Shares for 180 days after the completion of the Business Combination, and (ii) Private Placement Warrants or the Class A Common Stock issuable on exercise thereof for 30 days after the completion of the Business Combination.

The Greenlight Stockholders may not transfer their Class A Common Stock acquired pursuant to the Merger Agreement, including the Rollover Shares and any Earn-Out Shares, for 180 days after completion of the Business Combination.

Use of proceeds	All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

Nasdaq Ticker Symbols	Class A Common Stock: “VRRM”

Warrants: “VRRMW”

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to Our Business

Our revenue concentration from customers in the RAC industry could have a material adverse effect on our business.

Our business is dependent on certain key customers, including those in the RAC industry. In 2017, Verra Mobility generated a substantial amount of its revenues from RAC customers such as The Hertz Corporation, Avis Budget Group and Enterprise Holdings, Inc. The RAC industry has seen fluctuations in results from time to time, particularly as a result of periods of reduced business and leisure travel in the airline industry. The health of the RAC industry is impacted by a variety of factors, including seasonality, increases in energy prices, general international, national and local economic conditions and cycles, as well as other factors affecting travel levels, such as military conflicts, terrorist incidents, natural disasters and epidemic diseases. Further, although we have long-term agreements with many of our RAC customers, most provide the customer with a termination right in certain situations, including our uncured material breach of the agreement. Any decrease in revenues from customers in the RAC industry, whether as a result of factors impacting the RAC industry as a whole, or a loss of or reduced business from one or more of our RAC customers, could have a material adverse effect on our business, financial condition and results of operations.

Any decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling could have a material adverse effect on our business.

We provide automated safety solutions to municipalities, school districts and other governmental authorities, generating revenues through automated photo enforcement of red light, school bus, speed limit, and bus lane laws. In 2017, revenues from this segment represented approximately 61% of our revenues. Therefore, we depend on federal, state and local governments authorizing the use of automated photo enforcement, and not otherwise materially restricting its use. In states that have enabling legislation, if that legislation is not renewed or is otherwise repealed, use of automated enforcement technology can be suspended until new legislation is passed, as was recently the case in the state of New York where the school zone speed photo enforcement enabling legislation was not renewed.

Ballot initiatives, referendums, opinions of attorneys general, and legal challenges can also be used to restrict the use of automated enforcement or to impose additional licensing requirements on its use. For example, the Attorneys General in the states of Arizona, Tennessee and Virginia have issued opinions that had the effect of limiting the use of these enforcement technologies or impacting the manner in which photo enforcement programs operate. Usage may also be affected if there is an unfavorable shift in political support for or public sentiment towards automated enforcement, or as a result of one or more scandals related to its use.

Similarly, our Commercial Services business may be materially impacted if there is an unfavorable shift in political support for or public sentiment towards tolling or its use is materially restricted or limited, including through the imposition of limits on the fees RAC companies can charge their customers for tolling services. Any material restriction or limitation on the use of automated enforcement or material reduction in its use in the markets we serve, or any similar changes with respect to tolling, could have a material adverse effect on our business, financial condition and results of operations.

Our government contracts are subject to unique risks and uncertainties, including termination rights, audits and investigations, any of which could have a material adverse effect on our business.

Government entities typically finance projects through appropriated funds. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions or other debt or funding constraints, could result in our government contracts being reduced in price or scope or terminated altogether, as well as limit our ability to win new government work in the future. Moreover, if a government customer does not follow the requisite procurement or ordinance specific administrative procedures, the contract may be subject to protest or voidable regardless of whether we bear any responsibility for the error. Our government contracts often include other one-sided, customer-friendly provisions and certifications, including broad indemnification provisions and uncapped exposure or liquidated damages for certain liabilities, which can impose obligations, requirements, and liabilities on us that are beyond those associated with a typical commercial arrangement.

In addition, government contracts are generally subject to audits and investigations by government agencies or higher-tier government contractors. If improper or illegal activities or contractual non-compliance are identified, including improper billing, we may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, the imposition of fines, penalties and sanctions, and suspensions or debarment from doing business for or on behalf of the government in the future. If penalties or other restrictions are imposed in one jurisdiction, it could also implicate similar provisions of contracts with other government customers in other jurisdictions. Further, the negative publicity related to these penalties, sanctions or findings in government audits or investigations could harm our reputation and hinder our ability to compete for new contracts with government customers and in the private sector. Any of the foregoing or any other reduction in revenue from government customers could have a material adverse effect on our business, financial condition and results of operations.

Decreased interest in outsourcing could have a material adverse effect on our business.

Our business and growth depend in large part on continued demand for outsourced business process services. Outsourcing means that an entity contracts with a third party, such as us, to provide business process services rather than performing the services in-house. This interest may not continue, as our customers may elect to develop their own solutions or perform the services themselves. Additionally, our cross-selling efforts with existing customers or with the customers of a business we acquire such as HTA and EPC may not lead to additional revenues. A significant change in the demand for outsourcing or an inability to cross-sell to existing customers or the customers of any business we acquire could have a material adverse effect on our business, financial condition and results of operations.

Our failure to properly perform under our contracts or otherwise satisfy our customers could have a material adverse effect on our business.

Our business model depends in large part on our ability to retain existing work and attract new work from existing customers. If a customer is not satisfied with the quality of our solutions or the work performed by us or one of our subcontractors, we may incur additional costs to address the problem and the profitability of that contract may be impaired. Failure to properly transition new customers to our systems or existing customers to our different systems, properly budget transition costs or accurately estimate contract costs could also result in delays and general customer dissatisfaction. Other than our agreements with customers in the RAC industry, many of our contracts may be terminated by the customer upon specified advance notice if they are not happy with our performance. Moreover, any customer dissatisfaction with our products, services or solutions or the timeliness or quality of our work, for whatever reason, could harm our reputation and hinder our ability to win new work from other prospective customers. Any failure to properly perform under our contracts or meet our customers’ expectations could have a material adverse effect on our business, financial condition and results of operations.

We face intense competition and any failure to compete could have a material adverse effect on our business.

The markets for our solutions are increasingly competitive, rapidly evolving and fragmented, and are subject to changing technology and shifting customer needs. A number of vendors develop and market products and services that compete to varying extents with our offerings, and we expect this competition to continue to intensify, particularly in the Government Solutions business. In addition, industry consolidation could further increase competition, and competitors may also establish relationships or form alliances. Currently we compete with a number of other companies, ranging from small, regional or specialized firms to large, diversified companies. The rapid rate of technological change in our industry could increase the chances that we will face competition from new products or services designed by companies that we do not currently compete with. Moreover, we face competition from our own customers as they may choose to invest in developing their own internal solutions.

Competition in our markets is primarily based on:

•	the quality, reliability and efficacy of the solution;

•	customer awareness of offerings;

•	pricing;

•	functionality and features, including ease of use and broad application;

•	the customer experience;

•	the breadth and depth of products and services offered;

•	reputation and track record;

•	technical expertise; and

•	security.

Some of our existing competitors and potential new competitors have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, research and development, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. If our competitors introduce new competitive solutions and technologies, or add new features, we could lose customers. In some cases, our competitors may be better positioned to initiate or withstand substantial price competition, and we may have to reduce our pricing to retain existing business or obtain new business. If we are not able to maintain favorable pricing for our solutions, our profit margin and profitability could suffer. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solution without setup support services or other incentives. Certain existing and new competitors may be better positioned to acquire competitive solutions, effectively negotiate third-party licenses and other strategic relationships, and take advantage of acquisition or other similar expansion opportunities. Any failure to achieve our target pricing levels, maintain existing customer relationships, generate additional customer wins or otherwise successfully compete would have a material adverse effect on our business, financial condition and results of operations.

Any failure to keep up with technological developments and changing customer preferences could have a material adverse effect on our business.

We operate in dynamic industries that are characterized by rapid technological change, frequent product and service innovation and evolving industry standards. We may be required to implement new technologies or adapt to existing but different technologies from those currently used. Our future success will depend on our ability to adapt and innovate to keep up with technological developments and changes in third-party technologies, including those of our customers and tolling and issuing authorities, to the extent our integrations are interdependent. As a result, we expect we will need to invest significant resources in research and development, often before knowing whether these investments will eventually be successful. The success of new solutions and enhancements and new features for existing solutions depends on several factors, including adequate testing, timely completion, appropriate introduction and market acceptance. Further, we may be required to make changes due to an inability to secure necessary intellectual property protections or licenses. Our inability to anticipate or timely and successfully develop or acquire new products and services or enhance our existing products and services to keep pace with technological changes and meet evolving customer requirements could decrease demand for our solutions and otherwise have a material adverse effect on our business, financial condition and results of operations.

Our new products and services and changes to existing products and services may not succeed.

Our ability to retain, increase, and engage our customer base and to increase our revenue depends, in large part, on our ability to continue to evolve existing solutions and to create successful new solutions. We may introduce significant changes to our existing solutions or acquire or introduce new and unproven products and services, including using technologies or entering markets or industries in which we have little or no experience. For example, in the third quarter of 2018, we expect to roll out Peasy, our new consumer tolling mobile phone and web application targeting consumers, a market segment that we have not previously targeted directly. We have some indirect exposure to the consumer segment through our business with the RAC industry, but in those instances, our customer controls the pricing, marketing, consumer disclosures and other aspects of the consumer relationship. How the RAC customers perform these functions may impact how consumers view us and their willingness to try our solutions. The failure of any new or enhanced solution to achieve customer adoption or our failure to otherwise successfully monetize our development efforts could have a material adverse effect on our business, financial condition and results of operations.

Our reliance on third-party providers could have a material adverse effect on our business.

We rely heavily on third-party providers, including subcontractors, manufacturers, software vendors, software application developers, and utility and network providers, to meet their obligations to us in a timely and high-quality manner. For example, we rely on third parties such as the National Law Enforcement Telecommunications System, Polk, DMVDesk, CVR and Dealertrack to provide a direct connection to state departments of motor vehicles and other governmental agencies with which we do not have direct relationships for the driver and other information we use in our business. Our ability to offer our solutions would be materially affected if this access was unavailable or materially restricted, or if the price we pay increased significantly. Our Government Solutions business also relies on a number of third-party manufacturers, including camera manufacturers and automated license plate recognition providers, and outsources some engineering, construction, maintenance, printing and mailing, call center, image review and violations processing work. Further, if one or more tolling authorities stops providing transponders or we are unable to obtain transponders through other sources, our Commercial Services business would be affected.

We also outsource a meaningful percentage of our software development work to third parties. Some of our agreements with these third parties include termination rights, allowing the third party to terminate the arrangement in certain circumstances. For example, the agreements with our third party payment processors give them the right to terminate the relationship if we fail to keep credit card chargeback and retrieval rates below certain thresholds. If any of our third-party providers are unable or unwilling to meet their obligations to us, fail to satisfy our expectations or those of our customers, including those imposed through flow-down provisions in prime contracts, or if they terminate or refuse to renew their relationships with us on substantially similar terms, we may be unable to find adequate replacements within a reasonable time frame, on favorable commercial terms or at all, and our business, financial condition and results of operations could be materially and adversely affected.

While we perform some due diligence on these third parties and take measures to ensure that they comply with applicable laws and regulations, we do not have an extensive screening or review process and ultimately cannot guarantee our third party providers will comply with applicable laws or the terms of their agreements and in the case of Government Solutions segment, the terms of the prime contract with the government entity. Misconduct or performance deficiencies by any of our third-party providers may be perceived as misconduct or poor performance by us, cause us to fall short on our contractual obligations to our customers or harm our reputation, any of which could have a material adverse effect on our business, financial condition and results of operations.

A failure in or breach of our networks or systems, including as a result of cyber-attacks, could have a material adverse effect on our business.

We act as a trusted business partner in both front office and back office platforms, interacting with our customers and other third parties. Our customers include large, multinational corporations and government agencies who depend upon our operational efficiency, non-interruption of service, and accuracy and security of information. We receive, process, transmit and store substantial volumes of information relating to identifiable individuals, both in our role as a service provider and as an employer, and receive, process and implement financial transactions, and disburse funds, on behalf of both commercial and government customers, which requires us to receive debit and credit card information. We also use third-party providers such as subcontractors, software vendors, utility providers and network providers, upon whom we rely to offer our products, services and solutions. As a result of these and other aspects of our business, the integrity, security and accuracy of our systems and information technology, and that of the third parties with which we interact, including our customers and other government agencies with which we work, are extremely important.

Our cybersecurity and processing systems, as well as those of the third parties with which we interact, may be damaged, disrupted or otherwise breached for a number of reasons, including power outages, computer and telecommunication failures, computer viruses, malware or other destructive software, internal design, manual or usage errors, cyber-attacks, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters and severe weather conditions. Our visibility and role as a payment processor may also put us at a greater risk of being targeted by hackers. In the normal course of our business, we have been the target of malicious cyber-attack attempts.

In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyber-attacks, phishing and social engineering schemes could compromise the confidentiality, availability and integrity of data in our systems as well as those of the third parties with which we interact. The security measures and procedures we and the third parties with which we interact have in place to protect sensitive consumer data and other information may not be successful or sufficient to counter all data breaches, cyber- attacks, or system failures. Further, employee error or malfeasance, faulty password management or other irregularities may result in a defeat of security measures or a system breach. Although we devote significant resources to our cybersecurity programs and have implemented security measures to protect our systems and data, and to prevent, detect and respond to data security incidents, in each case that we believe are reasonable and appropriate, these efforts, and the efforts third parties with which we interact, may not prevent these or other threats.

Moreover, because the techniques used to obtain unauthorized access, or to disable or degrade systems change frequently, have become increasingly more complex and sophisticated, and may be difficult to detect for periods of time, we and the third parties with which we interact may not anticipate these acts or respond adequately or timely. As these threats continue to evolve and increase, we may be required to devote significant additional resources in order to modify and enhance our security controls and to identify and remediate any security vulnerabilities or diligencing those of third parties.

If we are sued in connection with any data security breach or system failure, we could be involved in protracted litigation. In addition, a breach could lead to unfavorable publicity and significant damage to our brand, the loss of existing and potential customers, allegations by customers that we have not performed or breached our contractual obligations, or decreased use and acceptance of our solutions. A breach or failure may also subject us to additional regulations or governmental or regulatory scrutiny, which could result in significant compliance costs, fines or enforcement actions, or potential restrictions imposed by regulators on our ability to operate our business. A security breach would also likely require us to devote significant management and other resources to address the problems created by the security breach. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We rely on communications networks and information systems and any interruption could have a material adverse effect on our business.

We rely heavily on the satisfactory performance and availability of our information technology infrastructure and systems, including our websites and network infrastructure, to conduct our business. We rely on third-party communications service and system providers to provide technology services and link our systems with our customers’ networks and systems, including a reliable network backbone with the necessary speed, data capacity and security. We also rely on third-party vendors, including data center, bandwidth, and telecommunications equipment providers. A failure or interruption that results in the unavailability of any of our information systems or a major disruption of communications between a system and the customer(s) we serve could disrupt the effective operation of our solutions and otherwise adversely impact our ability to manage our business effectively. We may experience system and service interruptions or disruptions for a variety of reasons, including as the result of network failures, power outages, cyber-attacks, employee errors, software errors, an unusually high volume of transactions, or localized conditions such as fire, explosions or power outages or broader geographic events such as earthquakes, storms, floods, epidemics, strikes, acts of war, civil unrest or terrorist acts. We have taken steps to mitigate our exposure to certain service disruptions by investing in redundant or blended circuits, although the redundant or blended circuits may also suffer disruption. Because we are dependent in part on independent third parties for the implementation and maintenance of certain aspects of our systems and because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all. Any interruption or delay in or cessation of these services and systems could significantly disrupt operations, impact customers, damage our reputation, result in litigation, decrease the overall use and acceptance of our solutions, result in lost data and be costly, time consuming and difficult to remedy, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our inability to successfully implement our acquisition strategy could have a material adverse effect on our business.

We have grown in large part as a result of our recent acquisitions, including the acquisitions of HTA and EPC, and we anticipate continuing to grow in this manner. Although we expect to regularly consider additional strategic transactions in the future, we may not identify suitable opportunities or, if we do identify prospects, it may not be possible to consummate a transaction on acceptable terms. Antitrust or other competition laws may also limit our ability to acquire or work collaboratively with certain businesses or to fully realize the benefits of a prospective acquisition. Furthermore, a significant change in our business or the economy, an unexpected decrease in our cash flows or any restrictions imposed by our indebtedness may limit our ability to obtain the necessary capital or otherwise impede our ability to complete a transaction. Regularly considering strategic transactions can also divert management’s attention and lead to significant due diligence and other expenses regardless of whether we pursue or consummate any transaction. Failure to identify suitable transaction partners and to consummate transactions on acceptable terms, as well as the commitment of time and resources in connection with such transactions, could have a material adverse effect on our business, financial condition and results of operations.

Any failure to realize the anticipated benefits of an acquisition could have a material adverse effect on our business.

We pursue each acquisition with the expectation that the transaction will result in various benefits, including growth opportunities and synergies from increased efficiencies. However, even if we are able to successfully integrate an acquired business, we may not realize some or all of the anticipated benefits within the anticipated timeframes or at all. Furthermore, we may experience increased competition that limits our ability to expand our business, we may not be able to capitalize on expected business opportunities, and general industry and business conditions may deteriorate. If any of these or other factors limit our ability to achieve the anticipated benefits of a transaction, our business, financial condition and results of operations could be materially and adversely affected.

Unanticipated expenses and liabilities related to acquisitions could have a material adverse effect on our business.

Acquisitions expose us to significant risks and costs, and business and operational overlaps may lead to hidden costs. These costs can include unforeseen pre-acquisition liabilities or the impairment of customer relationships or acquired assets, such as goodwill. We may also incur costs and inefficiencies to the extent an acquisition expands the industries, markets or geographies in which we operate due to our limited exposure to and experience in a given industry, market or region. Significant acquisitions may also require us to incur additional debt to finance the transactions, which could limit our flexibility in using our cash flow from operations for other purposes. Acquisitions often involve post-transaction disputes with the counterparty regarding a number of matters, including disagreements over the amount of a purchase price or other working capital adjustment or disputes regarding whether certain liabilities are covered by the indemnification provisions of the transaction agreement. We may underestimate the level of certain costs or the exposure we may face as a result of acquired liabilities. These and other unexpected transaction-related costs and liabilities could have a material adverse effect on our business, financial condition and results of operations.

The inability to successfully integrate our recent or future acquisitions could have a material adverse effect on our business.

We recently acquired HTA and EPC. The integration of acquired businesses requires significant time and exposes us to significant risks and additional costs. Integrating these and other acquired businesses may strain our resources. Further, we may have difficulty integrating the operations, systems, controls, procedures or products of acquired businesses and may not be able to do so in a timely, efficient and cost-effective manner. These difficulties could include:

•	combining management teams, strategies and philosophies;

•	merging or linking different accounting and financial reporting systems and systems of internal controls;

•	assimilating personnel, human resources and other administrative departments and potentially contrasting corporate cultures;

•	merging computer, technology and other information networks and systems;

•	disrupting our relationship with or losing key customers, suppliers or personnel; and

•	interference with, or loss of momentum in, our ongoing business or that of the acquired company.

We have not fully integrated HTA or EPC and may encounter one or more of the issues discussed above, or others of which we are not yet aware. In particular, we have not yet integrated the accounting and financial reporting systems of these businesses and are currently evaluating whether and to what extent we will do so in the future. We have also determined not to integrate HTA onto our legacy information technology systems, which could lead to separate risks and inefficiencies. Any of these acquisition or other integration-related issues could cause significant disruption to our business, divert the attention of management and lead to substantial additional costs and delays. Our inability to successfully integrate acquired businesses could have a material adverse effect on our business, financial condition and results of operations.

Failure to successfully implement our brand transformation initiatives or fully realize the anticipated benefits from the transformation could have a material adverse effect on our business.

We are in the process of implementing a strategic transformation of our historic ATS and HTA brands to and under the Verra Mobility name. Any rebranding effort requires time and expense, is subject to many factors and assumptions beyond our control and may impact future results. For example, we may lose customers if they do not respond favorably to the new brand or fail to recognize the new brand as a continuation of our prior ATS business or the acquired HTA business. We may not be able to successfully implement or execute, or fully realize the anticipated positive impact of, this transformation initiative and strategy, on budget and in the expected timeframes, or at all. In addition, our efforts, even if properly executed, may not result in the desired outcome of improved financial performance. Any unforeseen costs, lack of success or loss of current or potential new customers related to the rebranding could have a material adverse effect on our business, financial condition and results of operations.

Our inability to recover capital and other investments in connection with our contracts could have a material adverse effect on our business.

We sometimes make significant capital and other investments to attract and retain certain contracts, such as the cost of purchasing information technology equipment, constructing and installing photo enforcement systems and developing and implementing software and labor resources. The net book value of certain assets recorded, including a portion of our intangible assets, could be impaired in the event of the early termination of some or all of a contract or a reduction in volume and services under the contract for any number of reasons, including the failure or deterioration of the customer’s business, a customer’s exercise of contract termination or program cancellation rights or a change in law or interpretation thereof that suspends or terminates photo enforcement activities. Any failure to recover our investments underlying customer agreements could have a material adverse effect on our business, financial condition and results of operations.

We regularly pursue contracts and contract renewals, particularly in our Government Solutions segment, that require competitive bidding, which can involve substantial costs and could have a material adverse effect on our business.

Many of the government contracts and renewals for which we bid, particularly those for certain larger government customers, are extremely complex and require the investment of significant resources in order to prepare accurate bids and proposals. Further, a significant percentage of new customer growth opportunities in our Government Solutions business are only accessible through competitive bidding. Competitive bidding imposes substantial costs and presents a number of risks, including significant time and effort and the commitment of resources, regardless of whether the job is ultimately won. We may also be unable to meet the requirements of a solicitation, or would have to incur substantial costs to be able to do so. These and other unanticipated costs related to the competitive bidding process, including advancing or defending bid protests, and any failure to win renewals or new customer accounts through the competitive bidding process, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to laws of the United States and foreign jurisdictions relating to privacy, data retention and individually identifiable information, and failure to comply with these laws, whether or not inadvertent, and changes to these laws, could have a material adverse effect on our business.

We receive, process, transmit and store information relating to identifiable individuals, both in our role as a service provider and as an employer. In addition, we receive, process, transmit and store other sensitive data, such as photographs taken and video recorded, as part of our Government Solutions programs. As a result, we are subject to various laws and regulations regarding privacy and data retention, including regulations by government agencies, such as the U.S. Federal Trade Commission (the “FTC”), and state, local and foreign agencies. Our data handling also is subject to contractual obligations and industry standards. In the United States, various laws and regulations apply to the collection, processing, disclosure, and security of certain types of data, including the use of contact information and other data for marketing, advertising and other communications with individuals and businesses. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, dissemination and security of data. A number of foreign countries and governmental bodies, including the European Union (the “E.U.”), have laws and regulations dealing with the handling and processing of personal information obtained from their residents, which in certain cases are more restrictive than those in the United States. These laws often include obligations on companies to notify individuals of security breaches involving particular personal information, which could result from breaches experienced by us or our third-party service providers.

These and other laws, regulations and standards relating to privacy are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. The laws and regulations may also be subject to new or different interpretations. For example, in May 2018, the E.U. General Data Protection Regulation (“GDPR”), replaced prior E.U. regulations, effectively extending the scope of E.U. data protection law to all non-E.U. companies processing data of E.U. residents when certain conditions are satisfied. GDPR contains numerous, more stringent requirements and changes from prior E.U. law, including more robust obligations on data processors, greater rights for data subjects, and heavier documentation requirements for data protection compliance programs. GDPR also provides for increased fines of up to the greater of €20 million or up to 4% of the annual global revenue of the noncompliant company. Further, certain of our customers have indicated they may implement GDPR compliant-protocols globally, and could require us to conform all aspects of our business to these more stringent regulations, regardless of whether all of our operations are actually subject to GDPR.

The costs of compliance with these privacy-related laws, regulations and standards may limit the use or adoption of our solutions, reduce overall demand for our solutions or slow the pace at which we generate revenues. Moreover, if our policies, procedures, or measures relating to these issues fail to comply with the applicable laws, regulations, or industry standards, we may be subject to governmental enforcement actions, litigation, regulatory investigations, fines, penalties and negative publicity, and our application providers, customers and partners may lose trust in or stop doing business with us entirely. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We are subject to domestic and foreign laws relating to processing certain financial transactions, including debit or credit card transactions, and failure to comply with those laws, even if inadvertent, could have a material adverse effect on our business.

We process, support and execute financial transactions as part of our business and disburse funds on behalf of certain of our customers. This activity includes receiving debit and credit card information, processing payments for and due to our customers and disbursing funds on payment or debit cards to payees of our customers. As a result, we may be subject to numerous United States federal and state and foreign jurisdiction laws and regulations, including the Electronic Fund Transfer Act, the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”).

We have implemented policies and procedures to preserve and protect credit card and other payment data against loss, corruption, misappropriation caused by systems failures, unauthorized access or misuse. Notwithstanding these policies, we could be subject to liability claims by individuals and customers whose data resides in our databases for the misuse of that information. If we fail to meet appropriate compliance levels, this could negatively impact our ability to utilize credit cards as a method of payment, or collect and store credit card information, which could disrupt our business. Failure to comply with these laws may subject us to, among other things, additional costs or changes to our business practices, liability for monetary damages, fines or criminal prosecution, unfavorable publicity, restrictions on our ability to process and support financial transactions and allegations by customers that we have not performed our contractual obligations, any of which could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with anticorruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws associated with our activities outside of the United States, could have a material adverse effect on our business.

Our international operations, including those acquired through the EPC acquisition, subject us to anticorruption and other similar laws and regulations of multiple jurisdictions, as well as U.S. laws governing international operations, which are often evolving, including the Foreign Corrupt Practices Act (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the Patriot Act, and comparable foreign anti-bribery and anti-money laundering laws and regulations, including the United Kingdom Bribery Act of 2010. Our domestic activities, particularly those related to our Government Solutions business, are also subject to a number of federal, state and local laws and regulations regarding similar matters. These laws and regulations prohibit companies and their employees and third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or other benefits to government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person or securing any advantage.

We use various third parties to conduct our business, both domestically and abroad, and we can be held liable for the corrupt or other illegal activities of our employees, representatives, contractors or subcontractors, partners, and agents, those of the third parties with which we do business or those of any businesses we acquire, even if we do not explicitly authorize such activities or they occurred prior to our acquisition of the relevant business. Safeguards we implement to discourage these practices may prove to be ineffective and any internal investigations may not uncover any such practices that may exist. Violations of the FCPA and other similar laws by us or any of these third parties can result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action lawsuits, whistleblower complaints, enforcement actions by the SEC, Department of Justice, and U.S. state and local and foreign regulators, adverse media coverage, non-responsibility determinations by procuring agencies, and suspension or debarment from government contracts, any of which could have a material adverse effect on our business, financial condition and results of operations.

Risks related to laws and regulations and any changes in those laws could have a material adverse effect on our business.

We are subject to multiple, and sometimes conflicting, laws and regulations in the countries, states and localities in which we operate. In addition to the laws and regulations discussed elsewhere in these risk factors regarding data privacy, foreign operations and other matters, we are subject to laws regarding transportation safety, consumer protection, procurement, anti-kickback, labor and employment matters, competition and antitrust, intellectual property, environmental matters, and other trade-related laws and regulations. Certain of our operations are also subject to oversight by the U.S. Department of Transportation, the Federal Communications Commission, the U.S. Consumer Product Safety Commission, and the Environmental Protection Agency, as well as comparable state and local agencies, including departments of transportation, departments of motor vehicles, professional licensing authorities and offices of inspector general. Following the acquisition of EPC, we are now subject to laws, regulations and administrative practices addressing many of these and other matters in Europe. Our Government Solutions segment is also subject to laws related to the use of automated traffic enforcement, the capture, access and retention of data and matters related to government contracting.

Recent years have seen a substantial increase in the number of new laws and regulations and the rate of change and enforcement of many of these types of laws and regulations. We cannot predict the nature, scope or impact of future laws, regulatory requirements or similar standards may have on our business, whether implemented through changes to existing laws or the way they are administered or interpreted, or through entirely new regulations. Future laws, regulations, and standards or any changed interpretation or administration of existing laws or regulations could limit the use or adoption of one or more of our solutions or require us to incur additional cost or impact our ability to develop and market new solutions. However, we may not be able to respond in a reasonable or cost effective manner, or at all. Even if we make what we believe are appropriate changes, there is no certainty those actions will comply.

Any alleged or actual violations of any law or regulation, change in law or regulation or changes in the interpretation of existing laws or regulations may subject us to government scrutiny, including government or regulatory investigations and enforcement actions, civil and criminal fines and penalties, and negative publicly, or otherwise have a material adverse effect on our business, financial condition and results of operations.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq, and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Failure to acquire necessary intellectual property or adequately protect our intellectual property could have a material adverse effect on our business.

Our success depends, in part, on our ability to protect and defend our intellectual property against infringement, misappropriation and dilution. To protect our intellectual property rights, we rely on a combination of patent, trademark, copyright, trade secret and unfair competition laws of the United States and other countries, as well as contract provisions. We have registered certain patents and trademarks and have applications pending in the United States and foreign jurisdictions for some inventions and trademarks, including the trademark for the Verra Mobility name, for which we have applied, but not yet received. However, not all of the trademarks and inventions we currently use have been registered in all of the countries in which we do business, and they may never be registered in all of those countries, and the applications we submit for these protections may not be approved. While we make efforts to acquire rights to intellectual property necessary for our operations, these measures may not adequately protect our rights in any given case, particularly in those countries where the laws do not protect proprietary rights as fully as in the U.S.

If we fail to acquire necessary intellectual property rights or adequately protect or assert our intellectual property rights, competitors may manufacture and market similar products and services, or dilute our brands, which could adversely affect our market share. It may be possible for third parties to reverse engineer, otherwise obtain, copy, and use software or information that we regard as proprietary. In addition, our competitors may avoid application of our existing or future intellectual property rights. Further, patent rights, copyrights and contractual provisions may not prevent our competitors from developing, using or selling products or services that are similar to or address the same market as our products and services. Moreover, some of our trademarks and services are descriptive or include descriptive elements, which may make it difficult to enforce our rights or prevent others from adopting and using similar marks. Competitive products and services could reduce the market value of our brands, products and services, inhibit attracting new customers or maintaining existing customers, lower our profits, and could have a material adverse effect on our business, financial condition and results of operations.

Our measures to monitor and protect our intellectual property may not be adequate to maintain or enforce our patents, trademarks or other intellectual property rights.

Despite our efforts to monitor and protect our intellectual property, we may not be able to maintain or enforce our patents, trademarks or other intellectual property rights. Unauthorized third parties may use our trademarks and service marks, or marks that are similar thereto, to impinge on our goodwill, cause consumer confusion or dilute our rights in the marks. We are aware of products, software and marks similar to our intellectual property being used by other persons. Although we believe that such uses will not adversely affect us, further or currently unknown unauthorized uses or other infringement of our trademarks or service marks could diminish the value of our intellectual property and may adversely affect our business. Even where we have effectively secured protection for our intellectual property, our competitors may challenge, infringe, misappropriate or dilute our intellectual property and our employees, consultants, contractors, customers and suppliers may breach their contractual obligations not to reveal our confidential information, including trade secrets. Additionally, defending or enforcing our intellectual property rights and agreements, and seeking an injunction or compensation for infringements or misappropriations, could result in expending significant resources and diverting management attention, which in turn may have a material adverse effect on our business, financial condition and results of operations.

We have been and may become subject to third-party infringement claims or challenges to the validity of our intellectual property that could have a material adverse effect on our business.

We have been and may, in the future, face claims for infringement, misappropriation or other violations of intellectual property rights from intellectual property owners in areas where we operate or intend to operate, including in foreign jurisdictions. Such claims may or may not be unfounded. Regardless of whether such claims have merit, our image, brands, competitive position and ability to expand our operations into other jurisdictions may be harmed and we may incur significant costs related to defense or settlement. If such claims were decided against us or a third party we indemnify pursuant to license terms, we could be required to pay damages, develop or adopt non-infringing products or services, or acquire a license to the intellectual property that is the subject of the asserted claim, which license may not be available on acceptable terms or at all. Defending or settling claims would require the expenditure of additional capital, and negative publicity could arise, even if the matter was ultimately decided in our favor. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Growth into new territories and technologies may be hindered or blocked by pre-existing third-party rights.

We act to obtain and protect intellectual property rights to operate successfully in those territories where we operate and intend to expand. Certain intellectual property rights including rights in trademarks and patents are national in character, and are obtained on a country-by-country basis by the first person to obtain protection through use or registration in that country in connection with specified products and services. As our business grows, we continuously evaluate the potential for expansion into new territories and new products and services. There is a risk with each expansion that growth will be limited or unavailable due to pre-existing third-party intellectual property rights.

We depend on the services of key executives and any inability to attract and retain key management personnel could have a material adverse effect on our business.

Our future success depends upon the continued services of our executive officers, including our Chief Executive Officer and Chief Financial Officer, who have critical experience and relationships that we rely on to implement our business plan and growth strategy. Additionally, as our business grows, we may need to attract and hire additional management personnel. We have employment agreements with some members of senior management; however, we cannot prevent our executives from terminating their employment and competing with us following any departure. The risk of departing key personnel may be heightened following the Business Combination. Moreover, we do not carry “key-man” life insurance on the lives of our executive officers, employees or advisors. Our ability to retain our key management personnel or to identify and attract additional management personnel or suitable replacements should any members of the management team leave or be terminated is dependent on a number of factors, including the competitive nature of the employment market and our industry. Any failure to retain key management personnel or to attract additional or suitable replacement personnel could cause uncertainty among investors, employees, customers and others concerning our future direction and performance and could have a material adverse effect on our business, financial condition and results of operations.

A failure to attract and retain necessary skilled personnel and qualified subcontractors could have a material adverse effect on our business.

Our business depends on highly skilled technical, managerial, engineering, sales, marketing and customer support personnel and qualified and competent subcontractors. Competition for this personnel is intense, especially during times of low unemployment or economic recovery or growth. Any failure to attract, hire, assimilate in a timely manner and retain and motivate key qualified personnel, particularly software development, product development, analytics and other technical personnel, or inability to contract with qualified, competent subcontractors, could impair our success. Further, our recent acquisition activity could increase the challenge of retaining our key employees and subcontractors and those of the acquired businesses. The loss of any key technical employee or the termination of a key subcontractor relationship, and any inability to identify suitable replacements or offer reasonable terms to these candidates could have a material and adverse effect on our business, financial condition and results of operations.

Litigation and other disputes and regulatory investigations could have a material adverse effect on our business.

From time to time, we may be involved in litigation and other disputes or regulatory investigations that arise in and outside the ordinary course of business. We expect that the number, frequency and significance of these matters may increase as our business expands and we grow as a company. Disputes and litigation may relate to, among other things, intellectual property, commercial arrangements, negligence and fiduciary duty claims, vicarious liability based upon conduct of individuals or entities outside of our control, including our third-party service providers, antitrust claims, deceptive trade practices, general fraud claims and employment law claims, including compliance with wage and hour regulations. Like other companies that handle sensitive personal and payment information, we also face the possibility of allegations regarding employee fraud or misconduct. In addition to more general litigation, at times we are also a named party in claims made against our customers, including putative class actions challenging the legality and constitutionality of automated photo enforcement and other similar programs of our Government Solutions customers and consumer fraud claims brought against our RAC customers alleging faulty disclosures regarding our services.

As a public company, we may also be subject to securities class action and stockholder derivative lawsuits. From time to time, we may also be reviewed or investigated by U.S. federal, state, or local regulators or regulators in the foreign jurisdictions in which we operate regarding similar and other matters, including tax assessments. These investigations can be commenced at the initiative of the governmental authority or as a result of complaints by private citizens, regardless of whether the complaint has any merit. At times, we are also required to obtain licensing and permitting, including with respect to matters such as general contracting, performance of engineering services, performance of electrical work and performance of private investigative work. Although we carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed, whether as a result of a dispute, litigation or governmental investigation, and it may not adequately indemnify us for all liability that may be imposed.

Any claims against us or investigation into our business and activities, whether meritorious or not, could be time consuming, result in significant legal and other expenses, require significant amounts of management time and result in the diversion of significant operational resources. Class action lawsuits can often be particularly burdensome given the breadth of claims, large potential damages and significant costs of defense. In the case of intellectual property litigation and proceedings, adverse outcomes could include the cancellation, invalidation or other loss of material intellectual property rights used in our business and injunctions prohibiting our use of business processes or technology that is subject to third-party patents or other third-party intellectual property rights. Legal or regulatory matters involving our directors, officers or employees in their individual capacities can also create exposure for us because we may be obligated or may choose to indemnify the affected individuals against liabilities and expenses they incur in connection with such matters. Regulatory investigations, including with respect to proper licensing or permitting, can also lead to enforcement actions, fines and penalties, the loss of a license or permit or the assertion of private litigation claims. Risks associated with these liabilities are often difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time, making the amount of any legal reserves related to these legal liabilities difficult to determine and, if a reserve is established, subject to future revision. Future results of operations could be adversely affected if any reserve that we establish for a legal liability is increased or the underlying legal proceeding, investigation or other contingency is resolved for an amount in excess of established reserves. Because litigation and other disputes and regulatory investigations are inherently unpredictable, the results of any of these matters may have a material adverse effect on our business, financial condition and results of operations.

Our recent expansion into international markets through the acquisition of EPC exposes us to additional risks, and failure to manage those risks could have a material adverse effect on our business.

We did not have any history of conducting or overseeing international operations before our April 2018 acquisition of EPC. The future success of our business will depend, in part, on our ability to successfully manage these foreign operations. Because of our limited experience with developing and managing relationships and sales and distribution channels in foreign markets, our international efforts may not be successful. Our international operations also subject us to new risks that could increase expenses, restrict our ability to operate, result in lost revenues or otherwise materially and adversely affect our business, including:

•	political, social, and economic instability, including the on-going impact of Great Britain’s decision to exit the E.U. and European sovereign debt issues and tightening of government budgets;

•	wars, civil unrest, acts of terrorism and other conflicts;

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increased complexity and costs of managing or overseeing foreign operations, including adapting and localizing our services to specific regions and countries and relying on different third-party service providers;

•	local business and cultural factors and customs that may differ from our normal standards and practices;

•	complying with tariffs, trade restrictions, and trade agreements and any changes thereto;

•	foreign exchange and other restrictions and limitations on the transfer or repatriation of funds;

•	adverse tax consequences;

•	fluctuations in currency exchange rates;

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complying with varying legal and regulatory environments in multiple foreign jurisdictions, including with respect to data privacy and payment processing, and unexpected changes in these laws, regulatory requirements, and the enforcement thereof; and

•	limited protection of our intellectual property and other assets as compared to the laws of the United States.

Political instability and uncertainty in the E.U. and, in particular, Great Britain’s recent decision to exit the E.U. has slowed economic growth and created significant economic disruption and uncertainty in the region, including with respect to whether other nations may follow suit in withdrawing from the E.U. These uncertainties could continue to discourage near-term economic activity, including decisions regarding the continued use of our solutions or the willingness of European RACs or FMCs to adopt one of our solutions, until the terms and circumstances of Great Britain’s exit and its impact on other countries of the E.U. are resolved. The final terms of the withdrawal could also impact EPC’s ability to obtain information from vehicle licensing authorities that is necessary to our operations in certain parts of the E.U.

We have limited or no control over these and other factors related to international operations and our strategies to address these risks may not correctly anticipate any problems that arise or be successful in expanding our solutions from the U.S. into new European markets. Any failure to successfully manage these and other similar risks could have a material adverse effect on our business, financial condition and results of operations.

Our growth is dependent on successfully implementing our international expansion strategy.

Our growth strategy includes expanding our global footprint, which may involve moving into regions and countries beyond those in which we currently operate, and our success will depend, in part, on our ability to anticipate and effectively manage the risks related to this expansion. In order to achieve widespread acceptance in new markets we may enter, we may need to develop new products and services or tailor our existing products and services to that market’s unique customs, cultures and standards. In many cases, we will have limited or no experience in the particular region or country. Moreover, learning the customs and cultures, particularly with respect to consumer preferences, differing technology standards and language barriers, is a difficult task. Our failure to do so could slow our growth there. In many of these markets, long-standing relationships between potential customers and their local partners and protective regulations, including local content requirements and approvals, and disparate networks and systems used by each country will create barriers to entry. Difficulties in foreign financial markets and economies and of foreign financial institutions, particularly in emerging markets, could also adversely affect demand in the affected areas. For this strategy to be successful, we must generate sufficient revenues and margins from the new markets to offset the expense of the expansion. Moreover, as the scale of our international operations increases, we will be more susceptible to the general risks related to our existing international operations discussed above. If we are unable to further expand internationally or if we are unable to effectively and efficiently manage the complexity of our expanded operations and compete in these new regions and countries, our business, financial condition and results of operations could be adversely affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products and services, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products and services we offer;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

Our substantial level of indebtedness could cause our business to suffer.

We have a substantial amount of debt, including approximately $906 million outstanding under our first lien term loan facility. Our substantial debt could have important consequences. For example, it could:

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our ability to obtain additional financing for future working capital, capital expenditures, strategic acquisitions and other general corporate requirements;

•	expose us to interest rate fluctuations because the interest on certain of our debt is variable;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	make it more difficult for us to satisfy our general business obligations, including our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness;

•	limit our ability to refinance indebtedness or increase the associated costs;

•	require us to sell assets to reduce debt or influence our decision about whether to do so;

•

limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate or prevent us from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins; and

•

place us at a competitive disadvantage compared to any competitors that have less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns.

In addition, the agreements governing our indebtedness contain restrictive covenants that will limit our and our subsidiaries’ ability to engage in activities that may be in our and their long-term best interests.

Despite substantial levels of indebtedness, we have the ability to incur substantially more indebtedness, which could further intensify the risks described above.

We may be able to incur substantial additional debt in the future. The terms of our existing indebtedness do not fully prohibit us from incurring substantial additional debt as they each permit additional borrowings.

Depending on borrowing availability, we have the ability to draw up to $75.0 million of commitments under our revolving credit facility, which includes an option for an uncommitted accordion to increase commitments by up to $50.0 million, all of which will be secured. We also have the ability to draw upon the uncommitted accordion provided under the first lien term loan facility of up to $200.0 million, inclusive of any amounts so borrowed in connection with the closing of the Business Combination, plus the sum of all voluntary prepayments of the first lien term loan facility and certain permitted indebtedness, plus an unlimited amount subject to the satisfaction of a maximum total net leverage ratio or minimum fixed charge coverage ratio, in each case, on a pro forma basis, all of which will be secured. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Restrictive covenants in the agreements governing our indebtedness could restrict our operating flexibility.

The agreements governing our indebtedness limit our ability to take certain actions. These restrictions may limit our ability to operate our businesses, prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise and cause us to take actions that are not favorable to stockholders.

The agreements governing our indebtedness restrict, among other things and subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends or other payments on capital stock;

•	guarantee other obligations;

•	grant liens on assets;

•	make loans, acquisitions or other investments;

•	transfer or dispose of assets;

•	make optional payments or modify certain debt instruments;

•	engage in transactions with affiliates;

•	amend organizational documents;

•	engage in mergers or consolidations;

•	enter into arrangements that restrict the ability to pay dividends;

•	engage in business activities that are materially different from existing business activities;

•	change the nature of the business we conduct; and

•	designate subsidiaries as unrestricted subsidiaries.

Under our first lien term loan facility, we could be required to make periodic prepayments based on excess cash flow (as defined by the first lien term loan facility) thereby limiting the amount of cash flow that can be reinvested in our business. In addition, under our revolving credit facility, if availability goes below a certain threshold, we will be required to comply with a minimum “consolidated fixed charge coverage ratio” financial covenant as calculated therein. Moreover, if availability falls below a certain threshold for a specified number of business days, we could be required to remit our cash funds to a dominion account maintained by the administrative agent to the revolving credit facility, which would require daily review and approval of operating disbursements by the administrative agent.

Our ability to comply with the covenants and restrictions contained in agreements governing our indebtedness may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing and sales volume of our products, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default under one or more of the agreements governing our indebtedness that would permit the applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest. In that case, we may be unable to borrow under our revolving credit agreement or otherwise, may not be able to repay the amounts due under the agreements governing our indebtedness, and may not be able make cash available by dividend, debt repayment or otherwise. In addition, our lenders could proceed against the collateral securing that indebtedness. Any of the foregoing could have serious consequences to our financial position, results of operations or cash flows and could cause us to become bankrupt or insolvent.

The agreements governing our indebtedness contain cross default or cross acceleration provisions that may cause all of the debt issued under those instruments to become immediately due and payable because of a default under an unrelated debt instrument.

The agreements governing our indebtedness contain numerous covenants and require us, if availability goes below a certain threshold, to comply with a minimum “consolidated fixed charge coverage ratio” financial covenant as calculated in the revolving credit agreement. Our failure to comply with the obligations contained in these agreements or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments (together with accrued and unpaid interest and other fees) becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default could require us to sell assets and otherwise curtail our operations in order to pay our creditors. These alternative measures could have a material adverse effect on our business, financial position, results of operations or cash flows.

If we do not generate sufficient cash flows, we may not be able to service all of our indebtedness.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash, make scheduled payments or to refinance our debt obligations depends on our successful financial and operating performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control.

If our cash flow and capital resources are insufficient to fund our debt service obligations or to repay indebtedness when it matures, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets or operations, reducing or delaying capital investments or seeking to raise additional capital. We may not be able to refinance our debt and any refinancing of our debt could be at higher interest rates and may require us to comply with more restrictive covenants that could further restrict our business operations and our ability to make cash available for dividends and distributions and payments on our other debt obligations (if any). Our ability to implement successfully any such alternative financing plans will be dependent on a range of factors, including general economic conditions, the level of activity in mergers and acquisitions and capital markets generally, and the terms of our various debt instruments then in effect. In addition, a significant portion of our outstanding indebtedness is secured by substantially all of our assets including our subsidiaries’ assets, and any successor credit facilities are likely to be secured on a similar basis. As such, our ability to seek additional financing or our ability to make cash available for dividends and distributions and payments on our other debt obligations (if any) could be impaired as a result of such security interests and the agreements governing such security interests. Moreover, as a result of these security interests, the underlying assets would only be available to satisfy claims of our general creditors or holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our indebtedness and other obligations.

Our inability to generate sufficient cash flow to satisfy our debt obligations or to refinance our obligations on commercially reasonable terms could have a material adverse effect on our business, including our financial condition and results of operations.

We may be unable to obtain additional financing to fund operations and growth.

We may require additional financing to fund the operations or growth. Our failure to secure additional financing could have a material adverse effect on our continued development or growth. None of our officers, directors or stockholders is required to provide any future financing to us.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (ii) the exemptions from say-on-pay, say-on- frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following January 19, 2022, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Verra Mobility had net revenues during calendar year 2017 of approximately $232.1 million, but this amount does not include any revenues from HTA or EPC. If we continue to expand our business through acquisitions or continue to grow revenues organically, we may cease to be an emerging growth company prior to January 19, 2022.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As a result of our reliance on these exemptions or reduced disclosures, investors may not have access to certain information they deem important or may find our securities less attractive. This may result in a less active trading market for our securities and the price of our securities, including our Class A Common Stock and Private Placement Warrants, may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ending December 31, 2019, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Verra Mobility as a privately-held company prior to the Business Combination. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company (assuming that we are not a non-accelerated filer). At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our internal controls are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express a favorable opinion as to the effectiveness of our internal controls over financial reporting when its opinion is required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to the Business Combination

We may be required to pay the Platinum Stockholder for a significant portion of the tax benefit relating to pre-Business Combination tax attributes of Verra Mobility.

At the closing of the Business Combination, we entered into the Tax Receivable Agreement with the Platinum Stockholder and the Stockholder Representative. The Tax Receivable Agreement provides for the payment by us to the Platinum Stockholder of 50% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of the increase in the tax basis of the intangible assets of HTA resulting from the acquisition of HTA by Verra Mobility prior to the Business Combination. We will generally retain the benefit of the remaining 50% of these cash savings.

Under certain circumstances (including an election by us, a material breach of our obligations under the Tax Receivable Agreement, or certain transactions constituting a change in control or divestiture of the HTA assets under the Tax Receivable Agreement), payments under the Tax Receivable Agreement may accelerate, and we may be required to make such payments in a lump sum based on certain valuation assumptions, including that we and our subsidiaries will generate sufficient taxable income to fully utilize the applicable deductions generated by the intangible assets of HTA.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although Gores II conducted due diligence on Verra Mobility in connection with the Business Combination, this diligence may not have surfaced all material issues present in Verra Mobility’s business. Moreover, factors outside of Verra Mobility’s business and outside of our control may later arise. As a result of these factors, we may be forced to write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Further, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, our securities could suffer a reduction in value. Our security holders are unlikely to have a remedy for such reduction in value, unless stockholders are able to successfully claim that the reduction in stock value was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to bring a private claim that the Proxy Statement relating to the Business Combination contained an actionable material misstatement or material omission.

The Company had no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in our Current Report on Form 8-K filed with the SEC on October 22, 2018 incorporated by reference into this prospectus.

Prior to the Business Combination, the Company was a blank check company, and it had no operating history and no revenues. The materials incorporated by reference into this prospectus include unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2017 and the unaudited results of the Company for the three months ended June 30, 2018, with the historical audited results of operations of Verra Mobility for the year ended December 31, 2017 and the unaudited results of Verra Mobility for the three months ended June 30, 2018, respectively, and gives pro forma effect to the Business Combination and the acquisitions of HTA and EPC by Verra Mobility as if they had been consummated on January 1, 2017. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of June 30, 2018 and of Verra Mobility as of June 30, 2018 and gives pro forma effect to the Business Combination and the acquisitions of HTA and EPC by Verra Mobility as if they had been consummated on June 30, 2018.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Verra Mobility been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post- combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements incorporated by reference in this document.

If the Business Combination’s benefits do not meet the expectations of investors or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was no public market for Verra Mobility’s stock and trading in the shares of our securities was not active. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of securities available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of securities by our directors, officers or significant stockholders or the perception that such sales could occur;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Risks Related to Our Class A Common Stock and Warrants

Platinum Equity has significant influence over us.

Platinum Equity beneficially owns approximately 34% of our securities. As long as Platinum Equity owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Platinum Equity’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our securities to decline or prevent security holders from realizing a premium over the market price for such securities. Because our certificate of incorporation opts out of Section 203 of the DGCL regulating certain business combinations with interested stockholders, Platinum Equity may transfer shares to a third party by transferring their securities without the approval of our Board of Directors or other stockholders, which may limit the price that investors are willing to pay in the future for our securities.

Pursuant to the Investor Rights Agreement, the Platinum Stockholder has the right to nominate up to three directors to the Board. If one of the of the Platinum Stockholder’s nominees is elected, one of the Platinum Stockholder’s nominees will serve as the chairman of the Board, and the Platinum Stockholder will have the right to appoint one representative to each committee of the Board. The Platinum Stockholder’s right to nominate directors to the Board is subject to its ownership percentage of the total outstanding shares of Class A Common Stock. If the Platinum Stockholder holds: (i) 25% or greater of the outstanding Class A Common Stock, it has the right to nominate three directors; (ii) less than 25% but greater than or equal to 15% of the outstanding Class A Common Stock, it has the right to nominate two directors; (iii) less than 15% but greater than or equal to 5% of the outstanding Class A Common Stock, it has the right to nominate one director; and (iv) less than 5% of the outstanding Class A Common Stock, it has no right to nominate any directors.

Platinum Equity’s interests may not align with the interests of our other security holders. Accordingly, Platinum Equity could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would not agree. Further, Platinum Equity is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Platinum Equity may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of Platinum Equity and its affiliates and investment funds may serve as our directors or officers, our certificate of incorporation provides, among other things, that none of Platinum Equity or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of Platinum Equity has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Platinum Equity to themselves or their other affiliates.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board or our Chief Executive Officer, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our Common Stock; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Our bylaws include a forum selection clause, which may impact your ability to bring actions against us.

Subject to certain limitations, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters. These limitations on the forum in which stockholders may initiate action against us could create costs, inconvenience or otherwise adversely affect your ability to seek legal redress.

Resales of the shares of our securities could depress the market price of our securities.

There may be a large number of our securities sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of securities intend to sell securities, could reduce the market price of our securities.

Our public stockholders (other than the Private Placement Investors) collectively hold approximately 26% of our outstanding Class A Common Stock. Such securities are freely tradeable.

In addition, the Initial Stockholders own approximately 4% of our outstanding Class A Common Stock (excluding stock issued to Permitted Transferees of the Company’s Sponsor in connection with the Private Placement), including the Founder Shares, the Greenlight Stockholders own approximately 42% of our outstanding Class A Common Stock, including the Rollover Shares, and the Private Placement Investors own approximately 28% of our outstanding Class A Common Stock. All of the securities held by the Initial Stockholders, including the Company’s Sponsor, the Greenlight Stockholders and the Private Placement Investors have been registered for resale under the Securities Act on the registration statement of which this prospectus is a part.

Pursuant to the terms of the Registration Rights Agreement, the Founder Shares are bound by restrictions on transfer until 180 days following the closing of the Business Combination, and the Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Rollover Shares for 180 days after the completion of the Business Combination. However, upon the expiration of such restrictions on transfer, the Founder Shares and the Rollover Shares may be sold in the public market.

In addition, pursuant to the terms of the Registration Rights Agreement, the Private Placement Warrants, and any shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, in each case, held by the initial purchasers of the Private Placement Warrants or certain permitted transferees, are bound by restrictions on transfer until 30 days following the closing of the Business Combination. Upon the expiration of such restrictions on transfer, the Private Placement Warrants and any shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, may be sold in the public market.

We also intend to register all shares of Class A Common Stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

Such sales of our securities or the perception of such sales may depress the market price of our securities.

Our only significant asset is our ownership interest in our operating subsidiaries and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We have no direct operations and no significant assets other than our ownership interest in our operating subsidiaries. We depend on our operating subsidiaries for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends with respect to our Common Stock, and to satisfy our obligations under the Tax Receivable Agreement. The financial condition and operating requirements of our operating subsidiaries may limit our ability to obtain cash from our operating subsidiaries. The earnings from, or other available assets of, our operating subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

The ability of our operating subsidiaries (other than subsidiaries which have been designated as unrestricted pursuant to our ability to do so in certain limited circumstances) to make distributions, loans and other payments to us for the purposes described above and for any other purpose are governed by the terms of the Rollover Credit Agreements, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit will be subject to the investment covenants under the Rollover Credit Agreements.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. Nasdaq listing requirements require us to have 400 round lot holders with respect to the Warrants. We expect that we may not have an adequate number of round lot holders at or following the Closing to maintain the listing of the Warrants. In the event that we do not have an adequate number of round lot holders at or following the Closing to maintain the listing of the Warrants, the Warrants will be delisted from Nasdaq. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, then the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Prior to the Business Combination, our certificate of incorporation authorized the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 250,000,000 shares of Class A Common Stock, $0.0001 par value per share, and 10,000,000 shares of Class F Common Stock, $0.0001 par value per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the completion of the Business Combination, each outstanding share of Class F Common Stock automatically converted into one share of Class A Common Stock and the number of authorized shares of Class F Common Stock was automatically reduced to zero. As of the date of this prospectus, our certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 250,000,000 shares of Class A Common Stock, $0.0001 par value per share and 10,000,000 shares of undesignated Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of October 17, 2018, there were (i) 156,056,642 shares of Class A Common Stock outstanding, held of record by approximately 80 holders, and (ii) no shares of preferred stock outstanding. In addition, as of October 17, 2018, there were Warrants outstanding to acquire 19,999,967 shares of our Class A Common Stock, held of record by approximately 7 Warrant holders, including 13,333,301 Public Warrants and 6,666,666 Private Placement Warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, holders of Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock will be entitled to receive all of our remaining assets available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Class I directors will serve until the 2019 annual meeting, Class II directors will serve until the 2020 annual meeting and Class III directors will serve until the 2021 annual meeting. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Founder Shares

In connection with the completion of the Business Combination, our Founder Shares automatically converted into shares of Class A Common Stock. The Initial Stockholders hold approximately 4% of the total number of all shares of Class A Common Stock (excluding stock issued to Permitted Transferees of the Company’s Sponsor in connection with the Private Placement) outstanding after completion of the Business Combination, consisting of the Founder Shares which were automatically converted into shares of Class A Common Stock at the closing of the Business Combination and the shares of Class A Common Stock purchased by certain Initial Stockholders pursuant to one or more Subscription Agreements.

With certain limited exceptions, these shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Company’s Sponsor, each of whom will be subject to the same transfer restrictions) until 180 days after the completion of the Business Combination.

Earn-Out Shares

Under the Merger Agreement, we will be required to issue up to 10,000,000 additional shares of Class A Common Stock (the “Earn-Out Shares”) to the Platinum Stockholder if either (i) the volume weighted average closing sale price of one share of Class A Common Stock on the Nasdaq exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days (the “Common Share Price”) or (ii) there is a change in control (as described in the Merger Agreement) in which the holders of Class A Common Stock receive a per share price in respect of their Class A Common Stock that is equal to or greater than any such Common Share Price threshold (the “Change in Control Price”), in each case, at any time during the five-year period following the completion of the Business Combination.

We will be required to issue the Earn-Out Shares to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $13.00; (ii) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $15.50; (iii) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $18.00; and (iv) a one-time issuance of 2,500,000 shares if the Common Share Price or Change in Control Price is greater than $20.50.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we may do so in the future.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of January 19, 2018 or 30 days after the completion of the Business Combination. Public Warrants must be exercised for a whole share. The Public Warrants will expire five years after of the closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

This registration statement of which this prospectus is part provides for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Public Warrants become exercisable, we may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, if:

•	we provide not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date we send the notice of redemption to the Public Warrant holder.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after the Business Combination. If we call the Public Warrants for redemption and our management does not take advantage of this option, the Company’s Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all Public Warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock issuable upon exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock issuable upon exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised its Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than fifty percent (50%) of the outstanding shares of Class A Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Public Warrant agreement. Additionally, if less than seventy percent (70%) of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Public Warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Public Warrant agreement) of the Public Warrant.

The Public Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is part, for a complete description of the terms and conditions applicable to the Public Warrants. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

Private Placement Warrants

The Company’s Sponsor purchased 6,666,666 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of approximately $10,000,000 in a private placement that occurred on the IPO closing date. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the closing of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Company’s Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Company’s Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Private Placement Warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such shares of Class A Common Stock.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends is limited by restrictive covenants in the agreements governing our indebtedness.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, including its agents and each of its stockholders, directors, officers and employees, against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

We have “opted out” of Section 203 of the DGCL ( “Section 203”), regulating corporate takeovers, such election becoming effective on October 17, 2018. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203, but excludes the investment funds affiliated with The Gores Group and Platinum Equity, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder.”

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our Common Stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; directors may only be removed from the Board for cause. Stockholder action by written consent is prohibited, which forces stockholder action to be taken at an annual or special meeting of our stockholders. Meetings of the stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters.

Rule 144

Pursuant to Rule 144 of the Securities Act ( “Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of October 17, 2018, we had 156,056,642 shares of Class A Common Stock outstanding. Of these shares, 39,674,731 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 6,521,739 Founder Shares owned by the Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of the 66,381,911 Rollover Shares we issued to the Greenlight Stockholders as part of the Stock Consideration pursuant to the Merger Agreement and 43,478,261 Private Placement Shares we issued to the Private Placement Investors pursuant to the Subscription Agreements are also restricted securities for purposes of Rule 144. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of the date of this registration statement, there are approximately 19,999,967 Warrants outstanding, consisting of 13,333,301 Public Warrants originally sold as part of the units issued in the Company’s IPO and 6,666,666 Private Placement Warrants that were sold by the Company to the Company’s Sponsor in a private sale prior to the Company’s IPO. Each Warrant is exercisable for one share of our Class A Common Stock, in accordance with the terms of the warrant agreement governing the Warrants. 13,333,301 of these warrants are Public Warrants and are freely tradable. In addition, we have filed the registration statement of which this prospectus is part under the Securities Act covering the 13,333,301 shares of our Class A Common Stock that may be issued upon exercise of the Public Warrants, the 6,666,666 Private Placement Warrants, and the 6,666,666 shares of our Class A Common Stock that may be issued upon exercise of the Private Placement Warrants, and we are obligated to maintain the effectiveness of such registration statement until the expiration of the Warrants.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

We are party to a Registration Rights Agreement with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement (i) the Founder Shares are bound by restrictions on transfer until 180 days following the closing of the Business Combination and (ii) the Private Placement Warrants, and any shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, in each case, held by the initial purchasers of the Private Placement Warrants or certain permitted transferees, are bound by restrictions on transfer until 30 days following the closing of the Business Combination.

Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Common Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Common Stock issued upon conversion of the Class F Common Stock and upon exercise of any Private Placement Warrants) and shares of Class A Common Stock issued or issuable as Earn-Out Shares to the Platinum Stockholder and (b) any other equity security issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Restricted Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders are entitled to participate in six demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Restricted Stockholders have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Restricted Stockholders thereunder.

Certain of the Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in the Company’s IPO, which (i) in the case of the Founder Shares is 180 days after the completion of the Business Combination, and (ii) in the case of the Private Placement Warrants and the respective Class A Common Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination.

The Greenlight Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Common Stock acquired pursuant to the Merger Agreement, including the Rollover Shares and any Earn-Out Shares, for 180 days after the completion of the Business Combination.

Listing of Securities

Our Class A Common Stock and Warrants are each listed on Nasdaq under the symbols “VRRM” and “VRRMW,” respectively, though such securities may not continue to be listed, for instance, if there is not a sufficient number of round lot holders.

SELLING HOLDERS

This prospectus relates to the possible resale by the Selling Holders of up to 146,381,878 shares of our Class A Common Stock and 6,666,666 Private Placement Warrants. The Private Placement Investors, including certain of the Initial Stockholders, acquired shares of Class A Common Stock pursuant to the Subscription Agreements. The Greenlight Stockholders acquired the shares of Class A Common Stock pursuant to the Business Combination. The Company’s Sponsor acquired shares of Class A Common Stock and Private Placement Warrants exercisable for shares of Class A Common Stock concurrently with our IPO (including shares converted from Class F Common Stock into shares of Class A Common Stock in connection with the Business Combination), and distributed some of its Class A Common Stock and Private Placement Warrants to certain Initial Stockholders in connection with the Business Combination. Messrs. Randall Bort, William Patton and Jeffery Rea acquired 25,000 shares each of Class F Common Stock in connection with the Company’s IPO, which shares converted into shares of Class A Common Stock at the closing of the Business Combination.

The description of our relationships with the Selling Holders and their affiliates set forth in the sections of our Proxy Statement entitled “Certain Relationships and Related Transactions” and “Information About the Company—Management—Director Independence” are incorporated by reference herein.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock or Private Placement Warrants other than through a public sale, including through a distribution by such Selling Holders to their members.

The following table is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 156,056,642 shares of Class A Common Stock and 19,999,967 Warrants outstanding, in each case as of October 17, 2018. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s Warrants, if any, and did not assume the exercise of any other Selling Holder’s Warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock or Private Placement Warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Verra Mobility Corporation, 1150 N. Alma School Road, Mesa, Arizona 85201.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares To Be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Shares	Percent(1)	Shares	Percent(1)	Shares	Percent
PE Greenlight Holdings, LLC(2)	53,739,744	34.44%	53,739,744	34.44%	0	0%
GIC Private Limited(3)	9,782,610	6.27%	9,782,610	6.27%	0	0%
Gores Sponsor II LLC(4)	7,636,978	4.79%	7,636,978	4.79%	0	0%
Traffic Invest Ltd(5)	6,369,152	4.08%	6,369,152	4.08%	0	0%
Platinum Equity, LLC(6)	6,151,549	3.88%	6,151,549	3.88%	0	0%
Darlington Partners, L.P.(7)	6,095,144	3.91%	2,149,044	1.38%	3,946,100	2.53%
Perpetual Love Holdings, Inc.(8)	6,050,694	3.88%	6,050,694	3.88%	0	0%
Hamilton Lane Co-Investment Fund IV Holdings—2 LP(9)	4,347,826	2.79%	4,347,826	2.79%	0	0%
NM Regal, LLC(10)	3,606,522	2.31%	3,606,522	2.31%	0	0%
Adlen Holdings, L.P.(11)	3,048,898	1.95%	3,048,898	1.95%	0	0%
Integrated Core Strategies (US) LLC(12)	2,590,206	1.66%	2,173,913	1.39%	416,293	*
MMF Moore ET Investments, LP(13)	2,370,290	1.51%	1,086,957	*	750,000	*
Healthcare of Ontario Pension Plan Trust Fund(14)	1,630,436	1.04%	1,630,436	1.04%	0	0%
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 Evan D. Metropoulos Trust)(15)	1,603,261	1.03%	1,603,261	1.03%	0	0%
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 J. Daren Metropoulos Trust)(16)	1,603,261	1.03%	1,603,261	1.03%	0	0%
Adlen (Cayman) Holdings II, L.P.(11)	1,298,928	*	1,298,928	*	0	0%
AEG Holdings, LLC(17)	1,220,455	*	1,220,455	*	0	0%
Norma and Alfred Lerner Limited Partnership 2(18)	1,086,957	*	1,086,957	*	0	0%
Jacob Kotzubei(19)	803,010	*	803,010	*	0	0%
ACK Asset Master Fund LP(20)	588,436	*	588,436	*	0	0%
HL International Investors LP, solely in respect of Series H1(9)	587,544	*	587,544	*	0	0%
ACK Asset Partners II LP(20)	537,400	*	537,400	*	0	0%
PM Manager Fund, SPC on behalf of and for the account of Segregated Portfolio 25(21)	504,600	*	504,600	*	0	0%
Fourth Stockholm Co-Investment SPV L.P.(9)	440,658	*	440,658	*	0	0%
Jati Private Equity Fund III L.P.(9)	440,658	*	440,658	*	0	0%
Louis Samson(22)	373,901	*	373,901	*	0	0%
NBI Irrevocable Trust No. 5, Linda Turnbull Trustee(23)	326,087	*	326,087	*	0	0%
Howard Altman	298,585	*	43,479	*	255,106	*
SRE HL PE 1 (Master) LP(9)	293,772	*	293,772	*	0	0%
SREH HL PE 1 (Master) LP(9)	293,772	*	293,772	*	0	0%
SRZ HL PE 1 (Master) LP(9)	293,772	*	293,772	*	0	0%
HL International Investors LP, solely in respect of Series O(9)	266,354	*	266,354	*	0	0%
David Roberts(24)	222,321	*	222,321	*	0	0%
HL International Investors LP, solely in respect of Series N(9)	198,982	*	198,982	*	0	0%
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account(25)	197,826	*	197,826	*	0	0%
KPI-Hamilton Lane Multi-Strategy Fund I Master, LP(9)	176,263	*	176,263	*	0	0%
HL International Investors LP, solely in respect of Series P(9)	146,886	*	146,886	*	0	0%
Edward Johnson	143,291	*	143,291	*	0	0%
The Mark Ronald Stone Trust, Mark Stone Trustee(26)	143,291	*	143,291	*	0	0%
Additional Selling Holders(27)	1,484,989	*	1,439,089	*	45,900	*

(*)	Represents less than 1%.

(1)	Based upon 156,056,642 shares of Class A Common Stock outstanding as of October 17, 2018.
(2)

Does not include up to 10,000,000 Earn-Out Shares that PE Greenlight Holdings, LLC may receive pursuant to the Merger Agreement. The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein. Mr. Gores is the brother of Alec Gores, the Company’s former chairman.

(3)

The business address of GIC Private Limited is 168 Robinson Road #37-01, Capital Tower, Singapore 068912. GIC Private Limited is wholly-owned by the Government of Singapore and was formed for the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of the shares of our Class A Common Stock held by GIC Private Limited.

(4)

Includes 3,492,401 shares of our Class A Common Stock issuable upon exercise of 3,492,401 of our Private Placement Warrants. The business address of Gores Sponsor II LLC is 6260 Lookout Road, Boulder, Colorado 80301. Alec Gores, the Company’s former chairman, controls Gores Sponsor II LLC. Mr. Gores ultimately exercises voting and dispositive power over the shares of our Class A Common Stock held by Gores Sponsor II LLC. Mr. Gores may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by Gores Sponsor II LLC. Mr. Gores disclaims beneficial ownership of the shares of Class A Common Stock held by Gores Sponsor II LLC, except to the extent of any pecuniary interest therein.

(5)

The business address of Traffic Invest Ltd is 1 Parkshot, Richmond, Surrey, TW9 2RD, United Kingdom. Traffic Invest Ltd is controlled by Wavi Holding AS, which is controlled by Watrium AS. Anders Christopher Wilhelmsen, Kristin Wilhelmsen, Anders Christian Wilhelmsen, Kristina Wilhelmsen, Carsten Wilhelmsen and Oscar Wilhelmsen control Watrium AS.

(6)

Includes 2,611,205 shares of our Class A Common Stock issuable upon exercise of 2,611,205 of our Private Placement Warrants. The business address of Platinum Equity, LLC is 360 North Crescent Drive, South Building, Beverly Hills, California 90210. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by Platinum Equity, LLC, except to the extent of any pecuniary interest therein. Platinum Equity, LLC owns interests in entities that own direct or indirect non-controlling interests in the Company’s Sponsor and therefore disclaims any beneficial ownership of our Class A Common Stock owned by the Company’s Sponsor.

(7)

The business address of Darlington Partners, L.P. is 300 Drakes Landing Road, Suite 250, Greenbrae, California 94904. Scott W. Clark is the managing partner of Darlington Partners, L.P., and in that capacity, has voting and dispositive power over the shares of our Class A Common Stock held by Darlington Partners, L.P. The general partner of Darlington Partners, L.P. is Fairview Capital Investment Management, LLC, which is a registered investment advisor. The manager of Fairview Capital Investment Management, LLC is Fairview Capital, a California corporation. Andrew F. Mathieson is the President of Fairview Capital, and in that capacity, also has voting and dispositive power over the shares of our Class A Common Stock held by Darlington Partners, L.P. Each of Mr. Clark and Mr. Mathieson may therefore be deemed to have beneficial ownership of the shares of our Class A Common Stock held by Darlington Partners, L.P. Each of Mr. Clark and Mr. Mathieson disclaims beneficial ownership of the shares of our Class A Common Stock held by Darlington Partners, L.P.

(8)

The business address of Perpetual Love Holdings, Inc. is 3921 Alton Road #465, Miami, Florida 33140. Perpetual Love Holdings, Inc. is wholly-owned by Perpetual Love Family Trust. Each of Leila Centner and Jamie Mandel are trustees of Perpetual Love Family Trust. Leila Centner is the primary beneficiary of Perpetual Love Family Trust. Each of Perpetual Love Family Trust, Leila Centner and Jamie Mandel may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by Perpetual Love Holdings, Inc.

(9)

The business address of each of Hamilton Lane Co-Investment Fund IV Holdings—2 LP, Fourth Stockholm Co-Investment SPV L.P., HL International Investors LP, solely in respect of Series H1, Jati Private Equity Fund III L.P., KPI-Hamilton Lane Multi-Strategy Fund I Master, LP, HL International Investors LP, solely in respect of Series N, HL International Investors LP, solely in respect of Series O, HL International Investors LP, solely in respect of Series P, SRE HL PE 1 (Master) LP, SREH HL PE 1 (Master) LP, and SRZ HL PE 1 (Master) LP (collectively, the “Hamilton Lanes Funds”) is One Presidential Boulevard, 4th Floor, Bala Cynwyd, Pennsylvania 19004. Hamilton Lane Advisors, L.L.C. is a registered investment advisor and indirectly controls each of the Hamilton Lane Funds. Mario L. Giannini is the Chief Executive Officer, Randy Stilman is the Chief Financial Officer and Lydia Gavalis is the Vice President, in each case, of each of the Hamilton Lane Funds and each exercise shared voting and dispositive power over the shares of our Class A Common Stock held by each of the Hamilton Lane Funds.

(10)

The business address of NM Regal, LLC (“NM Regal”) is 720 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. NM Regal, LLC is a wholly-owned subsidiary of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), a mutual insurance company owned by its policy holders. A wholly-owned subsidiary of Northwestern Mutual is a registered broker-dealer. NM Regal purchased its shares of our Class A Common Stock being registered for resale in the ordinary course of business and, at the time of purchase, NM Regal did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares of our Class A Common Stock.

(11)

Adlen GP Holdings, LLC is the general partner of each of Adlen Holdings, L.P. and Adlen (Cayman) Holdings II, L.P. (each, an “Adlen Fund” and, together, the “Adlen Funds”). Burke Montgomery is the sole member of Adlen GP Holdings, LLC. Mr. Montgomery disclaims beneficial ownership of the shares of our Class A Common Stock held by the Adlen Funds. Each Adlen Fund purchased its shares of our Class A Common Stock being registered for resale in the ordinary course of business and, at the time of purchase, such Adlen Fund did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares of our Class A Common Stock.

(12)

Includes 66,566 shares of our Class A Common Stock held by Integrated Assets II LLC. The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, New York 10103. Millennium Management LLC is a registered investment advisor and the general partner of the managing member of Integrated Core Strategies (US) LLC and Integrated Assets II LLC. Millennium Management LLC may be deemed to have shared voting control and investment direction over the shares of our Class A Common Stock held by Integrated Core Strategies (US) LLC and Integrated Assets II LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and may also be deemed to have shared voting control and investment direction over the shares of our Class A Common Stock held by Integrated Core Strategies (US) LLC and Integrated Assets II LLC. Israel A. Englander controls the managing member of Millennium Group Management LLC and may also be deemed to have shared voting control and investment direction over the shares of our Class A Common Stock held by Integrated Core Strategies (US) LLC and Integrated Assets II LLC. The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the shares of our Class A Common Stock held by Integrated Core Strategies (US) LLC and Integrated Assets II LLC.

(13)

Includes 533,333 shares of our Class A Common Stock issuable upon exercise of 533,333 of our Public Warrants. The business address of MMF Moore ET Investments, LP is Eleven Times Square, 38th Floor, New York, New York 10036. Moore Capital Management, LP is a registered investment advisor and the investment manager of MMF Moore ET Investments, LP. Moore Capital Management, LP has voting and investment control of the shares of our Class A Common Stock held by MMF Moore ET Investments, LP. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may therefore be deemed the beneficial owner of the shares of our Class A Common Stock held by MMF Moore ET Investments, LP.

(14)

The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario, Canada M5J 0B6. James E. Keohane is the Plan Manager, President and Chief Executive Officer of Healthcare of Ontario Pension Plan Trust Fund.

(15)

The business address of J.P. Morgan Trust Company of Delaware (Trustee of the 2016 Evan D. Metropoulos Trust) is c/o J.P. Morgan Trust Company of Delaware, Trustee, 500 Stanton Christiana Road, Newark, Delaware 19713. Michael Gordon, Esquire, is the investment advisor to and controls the shares of our Class A Common Stock held by 2016 Evan D. Metropoulos Trust.

(16)

The business address of J.P. Morgan Trust Company of Delaware (Trustee of the 2016 J. Daren Metropoulos Trust) is c/o J.P. Morgan Trust Company of Delaware, Trustee, 500 Stanton Christiana Road, Newark, Delaware 19713. Michael Gordon, Esquire, is the investment advisor to and controls the shares of our Class A Common Stock held by 2016 J. Daren Metropoulos Trust.

(17)

The business address of AEG Holdings, LLC is 6260 Lookout Road, Boulder, Colorado 80301. Alec Gores controls AEG Holdings, LLC. Mr. Gores, Andrew McBride, Mark Stone and Cathy Pollard are current or former officers, employees or are otherwise affiliated with AEG Holdings, LLC and the Company.

(18)

The business address of Norma and Alfred Lerner Limited Partnership 2 is c/o Brooklyn NY Holdings LLC, 126 Fifth Avenue, 9th Floor, New York, New York 10011. Voting and investment power over the shares of our Class A Common Stock held by Norma and Alfred Lerner Limited Partnership 2 is held by Randolph D. Lerner and Nancy Lerner, as the general partners, and Murray A. Rabinowitz, as the executive vice president, in each case, of Norma and Alfred Lerner Limited Partnership 2.

(19)

Includes 340,861 shares of our Class A Common Stock issuable upon exercise of 340,861 of our Private Placement Warrants. Mr. Kotzubei is an officer of Platinum Equity, LLC, a former officer of the Company, and the current chairman of our Board of Directors. Mr. Kotzubei owns interests in entities that own direct or indirect non-controlling interests in the Company’s Sponsor. Mr. Kotzubei therefore disclaims any beneficial ownership of our Class A Common Stock held by the Company’s Sponsor. Mr. Kotzubei disclaims beneficial ownership of any of our shares of Class A Common Stock that he may be deemed to beneficially own because of his affiliation with Platinum Equity, LLC, except to the extent of any pecuniary interest therein.

(20)

The business address of each of ACK Asset Master Fund LP and ACK Asset Partners II LP (together, the “ACK Funds”) is 2 Overhill Road, Suite 400, Scarsdale, New York 10583. ACK Asset Management LLC, a registered investment advisor, is the advisor and sponsor of the ACK Funds. Richard Meisenberg and John Reilly control ACK Asset Management LLC. Each of ACK Asset Management LLC, Richard Meisenberg and John Reilly may therefore be deemed to have beneficial ownership of the shares of our Class A Common Stock owned by the ACK Funds.

(21)

The business address of PM Manager Fund, SPC on behalf of and for the account of Segregated Portfolio 25 is 2 Overhill Road, Suite 400, Scarsdale, New York 10583. Pacific Alternative Asset Management Company LLC, a registered investment advisor, is the advisor and sponsor of PM Manager Fund, SPC. ACK Asset Management LLC, a registered investment advisor, is a sub-advisor to and controls Segregated Portfolio 25 of PM Manager Fund, SPC. ACK Asset Management LLC is controlled by Richard Meisenberg and John Reilly. Each of Pacific Alternative Asset Management Company LLC, ACK Asset Management LLC, Richard Meisenberg and John Reilly may therefore be deemed to have beneficial ownership of the shares of our Class A Common Stock owned by PM Manager Fund, SPC on behalf of and for the account of Segregated Portfolio 25.

(22)

Includes 158,713 shares of our Class A Common Stock issuable upon exercise of 158,713 of our Private Placement Warrants. The business address of Louis Samson is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

(23)

The business address of NBI Irrevocable Trust No. 5, Linda Turnbull Trustee is 6260 Lookout Road, Boulder, Colorado 80301. Linda Turnbull is the trustee of NBI Irrevocable Trust No. 5. Gavin Gores is the beneficiary of NBI Irrevocable Trust No. 5. Each of Linda Turnbull and Gavin Gores may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by NBI Irrevocable Trust No. 5. Gavin Gores is the son of Alec Gores, the former chairman of the Company.

(24)	Mr. Roberts is our Chief Executive Officer and a member of our Board of Directors.
(25)

The business address of The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account (“GASA”) is 720 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. GASA is a separate account of Northwestern Mutual. A wholly-owned subsidiary of Northwestern Mutual is a registered broker-dealer. GASA purchased its shares of our Class A Common Stock being registered for resale in the ordinary course of business and, at the time of purchase, neither GASA nor Northwestern Mutual had any agreements or understandings, directly or indirectly, with any person to distribute such shares of our Class A Common Stock.

(26)

Mark Stone is the trustee of The Mark Ronald Stone Trust. Mr. Stone may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by The Mark Ronald Stone Trust. Mr. Stone was the Company’s former Chief Executive Officer.

(27)

The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock. Includes 63,486 shares of our Class A Common Stock issuable upon exercise of 63,486 of our Private Placement Warrants.

Private Placement Warrants

	Beneficial Ownership Before the Offering		Warrants To Be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Warrants	Percent(1)	Warrants	Percent(1)	Warrants	Percent
Gores Sponsor II LLC(2)	3,492,40	17.46%	3,492,401	17.46%	0	0%
Platinum Equity, LLC(3)	2,611,20	13.06%	2,611,205	13.06%	0	0%
Jacob Kotzubei(4)	340,86	1.70%	340,861	1.70%	0	0%
Louis Samson(5)	158,71	*	158,713	*	0	0%
Mary Ann Sigler(6)	31,74	*	31,743	*	0	0%
Mark Barnhill(7)	31,74	*	31,743	*	0	0%

(*)	Represents less than 1%.
(1)	Based upon 19,999,967 Warrants outstanding as of October 17, 2018.
(2)

The business address of Gores Sponsor II LLC is 6260 Lookout Road, Boulder, Colorado 80301. Alec Gores, the Company’s former chairman, controls Gores Sponsor II LLC. Mr. Gores may therefore be deemed to be a beneficial owner of the Private Placement Warrants held by Gores Sponsor II LLC. Mr. Gores disclaims beneficial ownership of the Private Placement Warrants held by Gores Sponsor II LLC, except to the extent of any pecuniary interest therein.

(3)

The business address of Platinum Equity, LLC is 360 North Crescent Drive, South Building, Beverly Hills, California 90210. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Mr. Gores disclaims beneficial ownership of the Private Placement Warrants held by Platinum Equity, LLC, except to the extent of any pecuniary interest therein. Platinum Equity, LLC owns interests in entities that own direct or indirect non-controlling interests in the Company’s Sponsor and therefore disclaims any beneficial ownership of our Class A Common Stock owned by the Company’s Sponsor. Mr. Gores is the brother of Alec Gores, the Company’s former chairman.

(4)

Mr. Kotzubei is an officer of Platinum Equity, LLC, a former officer of the Company, and the current chairman of our Board of Directors. Mr. Kotzubei owns interests in entities that own direct or indirect non-controlling interests in the Company’s Sponsor. Mr. Kotzubei therefore disclaims any beneficial ownership of our Class A Common Stock held by the Company’s Sponsor. Mr. Kotzubei disclaims beneficial ownership of any of our shares of Class A Common Stock that he may be deemed to beneficially own because of his affiliation with Platinum Equity, LLC, except to the extent of any pecuniary interest therein.

(5)	The business address of Louis Samson is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.
(6)

The business address of Mary Ann Sigler is 360 N. Crescent Dr., South Building, Beverly Hills, California 90210. Ms. Sigler is a former officer of the Company and current officer of Platinum Equity, LLC or its affiliates. Ms. Sigler disclaims beneficial ownership of any of our shares of Class A Common Stock that she may be deemed to beneficially own because of her affiliation with Platinum Equity, LLC, except to the extent of any pecuniary interest therein.

(7)	The business address of Mark Barnhill is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,666,666 shares of our Class A Common Stock upon the exercise of the Private Placement Warrants and 13,333,301 shares of our Class A Common Stock upon the exercise of the Public Warrants. We are also registering the resale by the Selling Holders of up to 6,666,666 Private Placement Warrants and 146,381,878 shares of our Class A Common Stock. Such shares include all shares of Class A Common Stock held by the Selling Holders or issuable to them as Earn-Out Shares, as well as up to 6,666,666 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, 66,381,911 Rollover Shares, 6,521,739 Founder Shares, 43,478,261 Private Placement Shares, and 13,333,301 shares of Class A Common Stock issuable upon exercise of the Public Warrants.

The Selling Holders may offer and sell, from time to time, their respective shares of Class A Common Stock and Private Placement Warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Capital Market;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Holders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Certain of our stockholders have entered into lock-up agreements. The Initial Stockholders, subject to certain exceptions, may not transfer (i) Founder Shares for 180 days after the completion of the Business Combination, and (ii) Private Placement Warrants or the Class A Common Stock issuable on exercise thereof for 30 days after the completion of the Business Combination. The Greenlight Stockholders may not transfer their Class A Common Stock acquired pursuant to the Merger Agreement, including the Rollover Shares and any Earn-Out Shares, for 180 days after completion of the Business Combination.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or other federal or state law.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreement to use best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) all securities covered by this prospectus have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by us and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities have ceased to be outstanding; or such securities have been sold to, or through, a broker, dealer, or underwriter in a public distribution or other public securities transaction.

We have agreed with certain Selling Holders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) the earlier of (a) two years and (b) such time that such Selling Holder has disposed of (or, if Rule 144(i) is no longer applicable to us or Rule 144(i)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of it, his or her registrable securities pursuant to Rule 144 without any volume limitations thereunder, (iii) when such securities have ceased to be outstanding or (iv) when such securities have been sold in a private transaction.

LEGAL MATTERS

The validity of the Class A Common Stock and Private Placement Warrants covered by this prospectus has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.

EXPERTS

The audited financial statements of Gores Holdings II, Inc. as of December 31, 2017 and December 31, 2016, for the year ended December 31, 2017 and for the period from August 15, 2016 (inception) to December 31, 2016 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Verra Mobility Corporation and subsidiaries (fka ATS Consolidated Inc.), appearing in the Gores Holdings II, Inc. Definitive Proxy Statement on Schedule 14A dated October 2, as of December 31, 2017 (successor period) and December 31, 2016 (predecessor period) and for the period from June 1, 2017 through December 31, 2017 (successor period) and for the period from January 1, 2017 through May 31, 2017 and for each of the two years in the period ended December 31, 2016 (predecessor period), have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

A first year staff accountant employee of EY held employment discussions and was eventually hired in a staff level role (not a financial reporting oversight role) by a portfolio company of private equity funds sponsored by Platinum Equity, the ultimate controlling entity of Verra Mobility Corporation. These discussions occurred in February 2017 while the EY staff accountant was performing certain audit related procedures subsequent to the issuance of EY’s audit report on the 2016 financial statements of this other portfolio company. The entity at which the employment discussions occurred is an affiliate of Verra Mobility Corporation by virtue of being under common control with Verra Mobility Corporation. Holding employment discussions with an audit client, including its affiliates, while serving as a member of the audit engagement team is inconsistent with the Securities and Exchange Commission and Public Company Accounting Oversight Board (United States) auditor independence rules with respect to the audit client. The employment discussions did not occur with Verra Mobility Corporation and the individual involved was not a member of the EY audit engagement team with respect to the audits of Verra Mobility Corporation’s consolidated financial statements.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned employment relationship matter does not impair EY’s ability to exercise objective and impartial judgment in connection with its audit of Verra Mobility Corporation’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY was capable of exercising objective and impartial judgment on all issues encompassed within its audit of Verra Mobility Corporation’s consolidated financial statements. After considering this matter, Verra Mobility Corporation’s management and audit committee concur with EY’s conclusions.

The audited combined financial statements of Highway Toll Administration, LLC, Canadian Highway Toll Administration, Ltd, and Violation Management Solutions, LLC as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Euro Parking Collection PLC and its subsidiaries as of and for the fiscal years ended December 31, 2017 and December 31, 2016 have been audited by PK Audit LLP, an independent accounting firm, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.verramobility.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Platinum Stockholder, the Company’s Sponsor, our directors and our executive officers; and amendments to those documents.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents, each for SEC File Number 001-37979, and in each case, excluding the portions of any document not deemed to be “filed” with the SEC:

•	our Definitive Proxy Statement on Schedule 14A with respect to the Business Combination filed with the SEC on October 2, 2018;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018;

•	our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 7, 2018 and August 8, 2018, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 21, 2018, August 24, 2018 and October 22, 2018;

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the description of our Class  A Common Stock and Public Warrants contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, including any amendment or report filed for the purpose of updating such description;

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all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the initial filing date of this registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (ii) the date of this prospectus and before the completion of the offering contemplated hereby.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.verramobility.com), or by writing or telephoning us at the following address:

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

15,000,000 Shares

Verra Mobility Corporation

Class A Common Stock

Morgan Stanley

November 13, 2019